Exhibit 4.1.1

DRIVETIME AUTOMOTIVE GROUP, INC.

and

DT ACCEPTANCE CORPORATION

as Issuers

the Guarantors party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee and Collateral Agent

Indenture

Dated as of June 4, 2010

12.625%

Senior Secured Notes

Due 2017

CROSS-REFERENCE TABLE

TIA Sections			Indenture Sections

§	310	(a)	7.10
		(b)	7.03, 7.08
§	311		7.03
§	312		12.02
§	313		7.05, 7.06
§	314	(a)	4, 10.01
		(c)	12.04
		(d)	10.01
		(e)	12.05
§	315	(a)	7.01, 7.02
		(b)	7.02, 7.05
		(c)	7.01
		(d)	7.02
		(e)	6.12, 7.02
§	316	(a)	2.05, 6.04, 6.05
		(b)	6.06, 6.07
		(c)	12.02
§	317	(a) (1)	6.08
		(a) (2)	6.09
		(b)	2.03
§	318		12.01

SECTION 12.12. Table of Contents and Headings	125
SECTION 12.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders	125
SECTION 12.14. Force Majeure	125
SECTION 12.15. U.S.A. Patriot Act	125

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend

INDENTURE, dated as of June 4, 2010, among DT ACCEPTANCE CORPORATION, an Arizona corporation (“DTAC”), and DRIVETIME AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”, and together with DTAC, the “Issuers” and each an “Issuer”), the Guarantors party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee and collateral agent.

RECITALS

The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $200,000,000 aggregate principal amount of the Issuers’ 12.625% Senior Secured Notes Due 2017, and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the “Notes”). All things necessary to make this Indenture a valid agreement of the Issuers, in accordance with its terms, have been done, and the Issuers have done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Issuers and authenticated and delivered by the Trustee and duly issued by the Issuers, the valid obligations of the Issuers as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by each Issuer and authenticated and delivered by the Trustee and duly issued by each Issuer, the valid obligations of such Guarantor as hereinafter provided.

This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions

“Accredited Investor” means an “accredited investor” (as defined) in Rule 501(a) under the Securities Act.

“Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“Acquired Debt” means with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, including Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means any notes issued under this Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of such Additional Notes.

“Administrative Agent” has the meaning specified in Section 10.04(b).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 4.14.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“AI Global Note” means a Global Note resold to Accredited Investors bearing the Restricted Legend.

“Applicable Capital Gain Tax Rate” means a rate equal to the sum of:

(1) the highest marginal Federal income tax rate applicable to net long-term capital gain of an individual who is a citizen of the United States of America, plus

(2) to the extent the relevant Issuer is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Flow Through Entity, (x) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital long-term gain amongst the individual beneficial owners of the outstanding shares of common stock of the Issuers multiplied by (y) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (1) above.

“Applicable Income Tax Rate” means a rate equal to the sum of:

(1) the highest marginal Federal ordinary income tax rate applicable to an individual who is a citizen of the United States of America, plus

(2) to the extent the relevant Issuer is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Flow Through Entity, (x) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable amongst the individual beneficial owners of the outstanding shares of common stock of the Issuers multiplied by (y) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (1) above.

“Applicable Premium” means with respect to a Note at any redemption date, the greater of (a) 1.00% of the principal amount of such Note and (b) the excess of (i) the present value at such redemption date of (A) the redemption price of such Note on June 15, 2014 (such redemption price being described in Section 3.07(d) exclusive of any accrued interest or Additional Interest) plus (B) all required remaining scheduled interest payments (including Additional Interest, if any) due on such Note through June 15, 2014 (but excluding accrued and unpaid interest and Additional Interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate plus 0.50%, over (ii) the principal amount of such Note on such redemption date.

“Applicable Procedures” means, with respect to any tender, payment, transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that are applicable to such tender, payment, transfer or exchange.

“Asset Sale” means:

(a) the sale, lease, transfer, conveyance or other disposition of any assets (including by way of a Sale and Leaseback Transaction) other than sales of inventory in the ordinary course of business; provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries taken as a whole will be governed by Section 4.11 and/or Section 5.01 and not by Section 4.12;

(b) the sale by the Issuers of Equity Interests of any of the Issuers’ Restricted Subsidiaries or the issuance by any Restricted Subsidiaries of Equity Interests; and

(c) an Event of Loss.

In the case of either clause (a), (b) or (c), whether in a single transaction or a series of related transactions:

(A)	that have a Fair Market Value in excess of $1,000,000; or

(B)	for Net Proceeds in excess of $1,000,000.

Notwithstanding the foregoing, none of the following will be deemed to be an Asset Sale:

(1) a transfer of assets to an Issuer or any Restricted Subsidiary;

(2) an issuance of Equity Interests by a Restricted Subsidiary to an Issuer or to a Restricted Subsidiary of an Issuer;

(3) for purposes of Section 4.12 only, a Restricted Payment permitted under Section 4.05 or a Permitted Investment;

(4) the Incurrence of Permitted Liens and the disposition of assets subject to such Liens by or on behalf of the Person holding such Liens;

(5) the sale, transfer or other disposition of overdue and delinquent accounts in the ordinary course of business consistent with past practice;

(6) pledges, transfers or sales of property and the proceeds thereof (other than property and proceeds thereof included at such time as Collateral) in connection with any Permitted Securitization, Permitted Warehouse Facility, Permitted Residual Funding Facility, Permitted Credit Facility or Permitted Term Receivables Facility in the ordinary course of business;

(7) any disposition of cash or Cash Equivalents;

(8) the lease, assignment or sub-lease of any property in the ordinary course of business;

(9) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(10) sales, leases, or transfers of assets that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Issuers or any of their Restricted Subsidiaries;

(11) the license of patents, trademarks, copyrights and know-how to third Persons in the ordinary course of business; and

(12) any exchange of like property pursuant to Section 1031 of the Code, for use in a Similar Business.

“Asset Sale Offer” has the meaning specified in Section 4.12(d).

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended; provided, however, if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation).

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Bankruptcy Law” means Title 11, U.S. Code or any other bankruptcy, insolvency, receivership, arrangement, liquidation, reorganization or similar law of any jurisdiction providing relief from or otherwise affecting the rights of creditors.

“Board of Directors” means, as to any Person, the board of directors or comparable governing body of such Person, or any committee thereof duly authorized to act on its behalf.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

“Capital Lease Obligation” of any Person means, at the time of determination, the amount of the liability in respect of a capital lease that would at the time be required to be capitalized as a capital lease on the face of a balance sheet of such Person determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity other than a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally Guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(2) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or banker’s acceptances having maturities of six months or less from the date of acquisition issued by any lender to the Issuers or any Subsidiary or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000;

(3) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;

(4) repurchase obligations of any financial institution satisfying the requirements of clause (2) of this definition, having a term of not more than 30 days, with respect to securities issued or fully Guaranteed or insured by the United States government;

(5) securities with maturities of one year or less from the date of acquisition issued or fully Guaranteed by any state or commonwealth of the United States, by any political subdivision or taxing authority of any such state or commonwealth, the securities of which state, commonwealth, political subdivision or taxing authority (as the case may be) have the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.;

(6) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any financial institution satisfying the requirements of clause (2) of this definition;

(7) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition; and

(8) money market funds that (a) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Issuers Act of 1940, as amended, (b) are rated AAA by S&P and Aaa by Moody’s and (c) have portfolio assets of at least $5,000,000,000.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of an Issuer and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of an Issuer;

(3) the Issuers become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as defined above) other than a Permitted Holder, becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (3) such person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of an Issuer; or

(4) the first day on which a majority of the members of the Board of Directors of an Issuer are not Continuing Directors;

provided that the contribution of the Equity Interests of the Issuers to a holding company that holds no assets other than such Equity Interests and has the same composition of ownership immediately after such contribution that owned such Equity Interests immediately before, shall not by itself constitute a “Change of Control.”

“Change of Control Offer” has the meaning specified in Section 4.11.

“Change of Control Payment” has the meaning specified in Section 4.11.

“Change of Control Payment Date” has the meaning specified in Section 4.11.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (or any successor thereto).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the collateral described in the Collateral Documents.

“Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Collateral Documents, together with its successors in such capacity.

“Collateral Amount” means, at any date, the sum of (a) the Net Receivables Value plus (b) the Net Inventory Value plus (c) the aggregate amount of cash and Cash Equivalents then held as Collateral.

“Collateral Coverage Ratio” means, at any date, the ratio of (a) the Collateral Amount at such date to (b) the aggregate principal amount of all Notes (including any Additional Notes) outstanding at such date.

“Collateral Documents” means the Security Agreement, the Pledge Agreement and any other agreement, document or instrument pursuant to which a Lien is granted by the Issuers or a Secured Guarantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus:

(1) an amount equal to any extraordinary or non-recurring loss, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(2) an amount equal to any net loss realized in connection with an Asset Sale, the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness by such Person or its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(3) Permitted Tax Distributions and provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(4) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

(5) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) to the extent deducted in computing such Consolidated Net Income; plus

(6) write offs, write downs or impairment of goodwill or other intangible assets, unrealized mark-to-market losses, and other non-cash charges (excluding changes in allowances and reserves related to inventory, Receivables and warranty claims in the ordinary course of business and any such other non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent deducted in computing such Consolidated Net Income; minus

(7) all non-cash items to the extent that such non-cash items increased Consolidated Net Income for such period (excluding changes in allowances and reserves related to inventory, Receivables and warranty claims in the ordinary course of business, the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period).

Notwithstanding the foregoing, the provision for taxes based on income or profits of, and the depreciation and amortization and other non-cash charges of, a

Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Indebtedness” means, at any time, the consolidated Indebtedness of the Issuers and the Restricted Subsidiaries determined on a consolidated basis at such time.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations); plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person to the extent that such Indebtedness is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on the assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon).

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (as used below, a “Consolidated Group”) for such period less the amount of all Permitted Tax Distributions made during such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded:

(1) the income (or loss) of any Person (other than the Consolidated Group) in which any other Person (other than the Consolidated Group) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Consolidated Group by such Person during such period;

(2) the income (or loss) of any Person accrued prior to the date it becomes a consolidated Subsidiary or is merged into or consolidated with any member of the Consolidated Group or that Person’s assets are acquired by any member of the Consolidated Group;

(3) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of their charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

(4) any after-tax gains or losses attributable to asset sales or returned surplus assets of any pension plan; and

(5) without duplication of any exclusion pursuant to clauses (1) through (4) above, any net extraordinary gains or net non-cash extraordinary losses.

“Continuing Directors” means, as of any date of determination with respect to either Issuer, any member of such Board of Directors of such Issuer who (a) was a member of such Board of Directors on the Issue Date, (b) was nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the directors who were members of such Board of Directors on the Issue Date or whose nomination or election to the Board of Directors was previously so approved or (c) was nominated, recommended or approved for election by a Permitted Holder.

“Corporate Trust Office” means the designated office of the Trustee at which the corporate trust business of the Trustee is administered, which as of the Issue Date is located at 45 Broadway, 14th Floor, New York, New York 10006.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by an Issuer, any Restricted Subsidiary, any of the Securitization Trusts, Special Purpose Subsidiaries or any of the Warehouse Entities for the purpose of providing credit support for the Indebtedness or other obligations of the Issuers or Restricted Subsidiaries under Securitizations, Warehouse Facilities, Inventory Facilities, Residual Funding Facilities, Credit Facilities, or Term Receivables Facilities.

“Credit Facilities” means one or more debt facilities (other than a Warehouse Facility, a Securitization, a Credit Enhancement Agreement, a Term Receivables Facility or an Inventory Facility) providing for revolving credit loans, term loans or letters of credit and, in each case, as such agreements may be amended, refinanced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Demand Note” means any unsecured intercompany demand note made by the Issuers (or either of them) in favor of any Special Purpose Subsidiary, which demand note has been pledged and assigned as credit enhancement for the benefit of the secured parties under any applicable Permitted Securitization, Permitted Warehouse Facility, Permitted Term Receivables Facility, Permitted Credit Facility or Permitted Residual Funding Facility.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Issuers or a Subsidiary; provided that any such conversion or exchange will be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (1), (2) and (3), on or prior to the 91st day after the Stated Maturity of the Notes; provided that any Capital Stock that would constitute Disqualified Stock solely because of the provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring on or prior to the 91st day after the Stated Maturity of the Notes will not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than Section 4.11 and Section 4.12.

“DTAC” has the meaning specified in the preamble.

“DTAG” has the meaning specified in the preamble.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“Equity Interests” means all Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

“Equity Offering” means a sale for cash of either (a) common equity securities or units including or representing common equity securities of an Issuer (other than to the other Issuer or a Subsidiary of an Issuer) or (b) common equity securities or units including or representing common equity securities of a direct or indirect parent entity of the Issuers (other than to the Issuers or a Subsidiary of the Issuers) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Issuers.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System (or any successor thereto).

“Event of Default” has the meaning specified in Section 6.01.

“Event of Loss” means, with respect to any property or asset, any (a) loss or destruction of, or damage to, such property or asset or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

“Excess Proceeds” has the meaning specified in Section 4.12.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes of the Issuers issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (a) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (b) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Issuers to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Registration Statement” means the Exchange Registration Statement as defined in a Registration Rights Agreement.

“Existing Indebtedness” means any Indebtedness of either Issuer or any of their Restricted Subsidiaries outstanding on the Issue Date until such Indebtedness is repaid.

“Existing PALP Facility” means the Amended and Restated Sale and Servicing Agreement, dated as of July 31, 2009, among DTAC, as seller, Santander Consumer USA Inc., as purchaser and master servicer, DT Credit Company, LLC (formerly known as DT Credit Corporation), as sub-servicer, and Wells Fargo Bank, National Association, as custodian, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, as amended, refinanced or replaced from time to time under one or more agreements or facilities.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuers; provided, however, that, except in the case of determining the Fair Market Value of assets in connection with an Asset Sale not involving the sale of assets to an Affiliate, the Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10,000,000.

“First-Priority Documents” has the meaning assigned to such term in the Intercreditor Agreement.

“Fixed Charge Coverage Ratio” means with respect to any Person, on any date (the “Calculation Date”), the ratio of

(x) the Consolidated Cash Flow of such Person for any applicable four-quarter period (the “Reference Period”) to

(y) the Fixed Charges of such Person during such period.

In making the foregoing calculation, in the event that the Issuers or any of their Restricted Subsidiaries Incurs or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the Reference Period but prior to the Calculation Date, the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock (including the application of any proceeds therefrom), as if the same had occurred at the beginning of the applicable Reference Period.

In addition for purposes of making the computation referred to above:

(1) acquisitions that have been made by the Issuers or any of their Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to the Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period and Consolidated Cash Flow for such Reference Period shall be calculated to include the Consolidated Cash Flow of the acquired entities (adjusted to exclude (A) the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the acquired entities to the extent such costs are eliminated and not replaced and (B) the amount of any reduction in general, administrative or overhead costs of the acquired entities, in each case, as determined in good faith by an officer of the Issuers);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during the Reference Period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during the Reference Period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

(2) the product of

(x) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person, times

(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Flow Through Entity” means an entity that for U.S. Federal income tax purposes constitutes (a) an “S corporation” (as defined in Section 1361(a) of the Code, (b) a “qualified subchapter S subsidiary” (as defined in Section 1361(b)(3)(B) of the Code), (c) a “partnership” (within the meaning of Section 7701(a)(2) of the Code) other than a “publicly traded partnership”) (as defined in Section 7704 of the Code), (d) an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service, or (e) a trust, the income of which is includible in the taxable income of the grantor or another person under sections 671 through 679 of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary of an Issuer which is not organized under the laws of (a) the United States of America or any state thereof or (b) the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date as set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) the statements and pronouncements of the Financial Accounting Standards Board; and

(3) such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person to:

(1) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness;

(2) purchase property, securities or services for the purposes of assuring the holder of such Indebtedness of the payment of such Indebtedness; or

(3) maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness;

provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (a) each Restricted Subsidiary of an Issuer in existence on the Issue Date (other than Foreign Subsidiaries, Insurance Subsidiaries and Special Purpose Subsidiaries) and (b) each Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit B to this Indenture providing for the guarantee of the payment of the Notes, or any successor obligor under its Note Guarantee, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture.

“Hedging Obligations” means obligations under any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, raw materials, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Holder” or “Noteholder” means the registered holder of any Note.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided, further, that the accretion of original issue discount on Indebtedness shall not be deemed to be an Incurrence of Indebtedness. Indebtedness otherwise Incurred by a Person before it becomes a Subsidiary of the Issuers shall be deemed to have been Incurred at the time it becomes such a Subsidiary.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(1) every obligation of such Person for money borrowed, including in each case, premium, interest (including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding), fees and expenses related thereto;

(2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) every reimbursement obligation of such Person with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of such Person, other than obligations with respect to letters of credit securing obligations, other than obligations referred to in clauses (1), (2) and (5), entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 10th day following payment on the letter of credit;

(4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade payables, credit on open account, provisional credit, accrued liabilities, or similar terms arising in the ordinary course of business which are not overdue or which are being contested in good faith);

(5) every Capital Lease Obligation of such Person;

(6) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination plus accrued but unpaid dividends;

(7) every net payment obligation of such Person under interest rate swap, cap, collar or similar agreements or foreign currency hedge, exchange or similar agreements of such Person;

(8) every obligation of the type referred to in clauses (1) through (7) of such Person under Permitted Securitizations, Permitted Warehouse Facilities, Permitted Inventory Facilities, Permitted Credit Facilities, Permitted Residual Funding Facilities and Permitted Term Receivables Facilities; and

(9) every obligation of the type referred to in clauses (1) through (8) of another Person the payment of which, in either case, such Person has Guaranteed to the extent of such Guarantee.

The amount of any Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. The amount of Indebtedness shall not include accounts payable, accruals or deferred liabilities.

“Indebtedness Ratio” means, as of any date of determination, on a consolidated basis, the ratio of (a) Consolidated Indebtedness as of such date to (b) Net Worth as of such date.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Indenture Documents” means the Notes, this Indenture, the Notes Guarantees and the Collateral Documents.

“Indenture Obligations” means all Obligations in respect of the Notes or arising under this Indenture Documents.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means each of Jefferies & Company, Inc., RBS Securities Inc., UBS Securities LLC, Stephens Inc., Robert W. Baird & Co. Incorporated and JMP Securities LLC.

“Insurance Subsidiary” means any Subsidiary of an Issuer that is a regulated insurance or reinsurance company under the laws of any applicable jurisdiction and that conducts no substantial activity other than such insurance activities and the managing of assets in connection therewith or obtained as a result thereof.

“interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Intangible Assets” means the amount (to the extent reflected in determining consolidated equity) of (i) all investments in Subsidiaries of the

Issuers other than consolidated Subsidiaries and (ii) all goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of June 4, 2010 among the Collateral Agent, the lenders under the Senior Inventory Facility, the Issuers and the Secured Guarantors, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” means each June 15 and December 15 of each year, commencing December 15, 2010.

“Inventory” has the meaning given to such term in the UCC.

“Inventory Facility” means any funding arrangement with a financial institution or other lender or purchaser under which advances are made to an Issuer or a Secured Guarantor and secured by Inventory, including the Senior Inventory Facility.

“Inventory First Lien Obligations Net Amount” means, at any date, the excess of

(x) the aggregate principal amount of and accrued and unpaid interest on all Permitted Inventory Facilities and all other obligations secured thereunder or in connection therewith, over

(y) the amount of any cash or cash equivalents held as collateral to secure obligations referred to in clause (x), all determined at such date.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commissions, payroll, travel, moving and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Issuers for consideration consisting of common equity securities of the Issuers shall not be deemed to be an Investment. If the Issuers or any Restricted Subsidiary of the Issuers sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuers such that after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Issuers, the Issuers shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.05:

(1) Investments shall include the portion (proportionate to the Issuers’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuers at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuers shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(x) the Issuers’ “Investment” in such Subsidiary at the time of such redesignation; less

(y) the portion (proportionate to the Issuers’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuers or a Restricted Subsidiary in respect of such Investment.

“IPO” has the meaning specified in Section 4.13.

“IPO Offer” has the meaning specified in Section 4.13.

“IPO Proceeds Amount” means the lesser of (x) $50,000,000 and (y) 50% of the net proceeds of the IPO.

“Issue Date” means the date on which the Original Notes are originally issued under this Indenture.

“Issuers” has the meaning specified in the preamble.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or hypothecation of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest in and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Equity” means the excess of the book value of the assets of the Issuers on a consolidated basis over the book value of the liabilities of the Issuers on a consolidated basis, in each case determined in accordance with GAAP.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Inventory Value” means, at any date (a) 85% of the book value of Inventory then pledged as Collateral minus (b) the Inventory First Lien Obligations Net Amount, each determined at such date.

“Net Pledged Term Receivables Facility Residual Value” means, for any Pledged Term Receivables Facility at any date, (a) 85% of the aggregate current amount of all Receivables pledged or assigned under such Pledged Term Receivables Facility minus (b) the total amount of Indebtedness and other obligations of the relevant Obligor under such Pledged Term Receivables Facility at such time plus (c) restricted cash pledged to secure such Indebtedness.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Issuers or any of their Restricted Subsidiaries in respect of any Asset Sale (including any cash and Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Net Receivables Value” means, at any date the sum of (A) (i) 85% of the aggregate current amount of all Receivables then (x) pledged as Collateral by an Obligor or (y) owned by a Pledged SPS at such date minus (ii) the sum of the Other SPS Obligations Net Amount plus (B) the Net Pledged Term Receivables Facility Residual Value at such date.

“Net Worth” means, at any time with respect to the Issuers on a consolidated basis, (a) Net Equity at such time minus (b) the aggregate value of all Intangible Assets of the Issuers on a consolidated basis at such time determined in accordance with GAAP minus (c) the aggregate amount of all advances to employees of the Issuers at such time, minus (d) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP, but excluding in any event any reduction (or increase) thereto solely as a result of a recognition of a tax deferral liability (or asset) occurring as a result of the conversion of any Issuer upon a Permitted C-Corp Conversion.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning specified in the Recitals.

“Note Guarantee” means the guarantee of the Notes by a Guarantor pursuant to this Indenture.

“Obligations” means, with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Obligor” means any Issuer or Guarantor. “Obligors” is a collective reference to both Issuers and all Guarantors.

“Offer Amount” has the meaning specified in Section 3.08.

“Offer Period” has the meaning specified in Section 3.08.

“Offer to Purchase” has the meaning specified in Section 3.08.

“Officer” means, with respect to any Person, the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of such Person.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, a Vice President or the Chief Financial Officer, and by the Treasurer or the Secretary of an Issuer, or each of the Issuers, as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Other SPS Obligations Net Amount” means, at any date, the excess of (i) the aggregate principal amount of and accrued and unpaid interest on all Permitted Securitizations, Permitted Warehouse Facilities, Permitted Residual Funding Facilities and Permitted Term Receivables Facilities of all Pledged SPSs, and all other obligations or liabilities of such Pledged SPSs over (ii) the amount of any cash or Cash Equivalents held by or pledged to such Pledged SPSs as collateral to secure obligations under such Permitted Securitizations, Permitted Warehouse Facilities, Permitted Residual Funding Facilities and Permitted Term Receivables Facilities, all determined at such date.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Payment Default” has the meaning specified in Section 6.01(f).

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted C-Corp Conversion” means a transaction resulting in an Issuer becoming subject to tax under the Code as a corporation (a “C Corporation”); provided that:

(1) the C Corporation resulting from such transaction, if a successor to an Issuer, (a) is a corporation, limited liability company or other entity organized and existing under the laws of any state of the United States of America or the District of Columbia, and (b) assumes all of the obligations of such Issuer under this Indenture Documents pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(2) after giving effect to such transaction no Default or Event of Default exists; and

(3) prior to the consummation of such transaction, such Issuer shall have delivered to the Trustee (a) an Opinion of Counsel to the effect that the holders of the outstanding Notes will not recognize income gain or loss for Federal income tax purposes as a result of such Permitted C-Corp Conversion and will be subject to Federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Permitted C-Corp Conversion had not occurred and (b) an Officers’ Certificate as to compliance with all of the conditions set forth in paragraphs (1), (2) and (3)(a) above.

“Permitted Collateral Liens” means (a) in the case of all Collateral, Liens described in clauses (9), (15) and (16) and (b) in the case of Second-Lien Collateral, Liens described in clauses (19) and (20), in each case, of the definition of “Permitted Liens”.

“Permitted Credit Facility” means any Credit Facility under which borrowings are regulated by a borrowing base (or similar collateral value based limitation) if, both immediately before entering into such Credit Facility and after giving effect to the first Permitted Credit Facility Transfer thereunder, no Default or Event of Default shall have occurred and be continuing.

“Permitted Credit Facility Transfer” means any transaction or series of transactions pursuant to which an Issuer or any Restricted Subsidiary sells, conveys, assigns or otherwise Transfers to a Special Purpose Subsidiary, or grants a security interest in, any collateral permitted to be included in the applicable borrowing base for a Permitted Credit Facility (whether now existing or arising or acquired in the future) of such Special Purpose Subsidiary and any assets related thereto (including, without limitation, all collateral securing such collateral, proceeds of such collateral and other assets) if, at the time such Indebtedness is Incurred, and after giving pro forma effect thereto (including any related disposition of Collateral), the Collateral Coverage Ratio is not less than 1.5 to 1.0.

“Permitted Holder” means Ernest C. Garcia II and any (a) spouse or lineal descendent (whether natural or adopted) of Mr. Garcia or (b) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of Mr. Garcia and/or any of the persons referred to in the immediately preceding clause (a).

“Permitted Inventory Facility” means (a) the Senior Inventory Facility and (b) any other Inventory Facility entered into after the Issue Date if, both before and immediately after entering into such Inventory Facility under this clause (b), no Default or Event of Default shall have occurred and be continuing, and such Senior Inventory Facility or other Inventory Facility is one under which borrowings are regulated by a borrowing base (or similar collateral value based limitation).

“Permitted Investments” means:

(1) any Investment in the Issuers or a Guarantor;

(2) any Investment in cash or Cash Equivalents or the Notes;

(3) any Investment by the Issuers or any Restricted Subsidiary of the Issuers in a Person, if as a result of such Investment

(A) such Person becomes a Guarantor, or

(B) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, an Issuer or a Guarantor;

(4) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any amendment, restatement, supplement, refunding, replacement, refinancing, exchange, extension, modification or renewal of any Investment existing on or made pursuant to a binding commitment in effect on, the Issue Date; provided that the amount of any such Investment is increased thereby, if at all, only to the extent permitted by another clause of this definition;

(5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12;

(6) Hedging Obligations that are Incurred by the Issuers or any of their Subsidiaries for the purpose of fixing or hedging:

(A) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; or

(B) currency exchange risk in connection with existing financial obligations and not for purposes of speculation;

(7) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(8) loans and advances to employees of the Issuers and their Subsidiaries in the ordinary course of business not to exceed $2,000,000 in the aggregate at any one time outstanding;

(9) any Investment consisting of a Guarantee permitted by Section 4.04;

(10) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of inventory in the ordinary course or obsolete or worn out assets;

(11) Investments received in settlement, compromise or resolution of bona fide disputes or as distributions in bankruptcy, insolvency or similar proceedings;

(12) repurchases of Notes;

(13) Investments acquired after the Issue Date as a result of the acquisition by an Issuer or any Restricted Subsidiary of an Issuer of another Person, including by way of a merger, amalgamation or consolidation with or into an Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(14) receivables owing to an Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as an Issuer or such Restricted Subsidiary deems reasonable under the circumstances;

(15) Investments consisting of licensing or contribution of intellectual property pursuant to joint development, marketing, manufacturing or similar agreements with other Persons;

(16) Investments representing amounts held for employees of an Issuer or any Restricted Subsidiary under deferred compensation plans;

(17) Investments made in the form of a secured loan with a maturity of not more than 180 days to a Person pending the acquisition of the Capital Stock or all or substantially all of the assets or a line of business of such Person (regardless of how structured) following the execution of a definitive agreement in respect of such acquisition, provided that the aggregate amount of all such Investments permitted under this clause (17) and outstanding at any time shall not exceed $5,000,000;

(18) Investments (including Demand Notes) by an Issuer or any Restricted Subsidiary in a Receivables Financing Entity or other Special Purpose Subsidiary, in each case in the ordinary course of business;

(19) purchases of (or contributions to Special Purpose Subsidiaries for the purpose of purchasing) Receivables of any Securitization Trust, Warehouse Facility or Term Receivables Facility, in each case in the ordinary course of business;

(20) Investments in Receivables that are used or useful in a Similar Business;

(21) any Investment by an Insurance Subsidiary that is permitted by applicable state insurance regulations; and

(22) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (22) that are at the time outstanding, not to exceed $10,000,000.

“Permitted Liens” means:

(1) Liens on assets of an Issuer or any Restricted Subsidiary securing Indebtedness Incurred pursuant to Section 4.04(b)(vi);

(2) Liens in favor of the Issuers or a Restricted Subsidiary;

(3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with an Issuer or a Restricted Subsidiary, provided that such Liens were not created in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged into or consolidated with the Issuers or a Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by the Issuers or any Restricted Subsidiary of the Issuers, provided that such Liens were not created in connection with, or in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, workmen’s compensation or unemployment obligations or other obligations of a like nature, or to secure letters of credit issued with respect to such obligations, Incurred in the ordinary course of business;

(6) Liens consisting of deposits in connection with leases or other similar obligation, or securing letters of credit issued in lieu of such deposits, Incurred in the ordinary course of business;

(7) Liens securing Indebtedness (including Capital Lease Obligations) permitted by Section 4.04(b)(ii) covering only the assets acquired with such Indebtedness and directly related assets such as proceeds (including insurance proceeds), products, replacements, substitutions and accessions thereto;

(8) Liens existing on the Issue Date and replacement Liens that do not encumber additional assets, unless such encumbrance is otherwise permitted;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent for more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(10) Liens securing Permitted Refinancing Debt, provided that the Issuers were permitted to Incur such Liens with respect to the Indebtedness so refinanced under this Indenture and:

(1) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(2) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of:

(x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced replaced, defeased or discharged with such Permitted Refinancing Debt; and

(y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(11) statutory and common law Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business with respect to amounts that are not yet delinquent for more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(12) Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(13) Liens arising from filings of Uniform Commercial Code financing statements or similar documents regarding leases or otherwise for precautionary purposes relating to arrangements not constituting Indebtedness;

(14) Liens that are contractual rights of set-off relating to;

(1) the establishment of depository relations with banks not given in connection with the issuance of Indebtedness;

(2) pooled deposit or sweep accounts of the Issuers or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuers and the Restricted Subsidiaries; or

(3) purchase orders and other agreements entered into with customers of the Issuers or any of the Restricted Subsidiaries in the ordinary course of business;

(15) Liens securing Indenture Obligations, provided, however, that in the case of any Liens securing Indenture Obligations in respect of Additional Notes, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Liens, and the Issuers shall be in compliance with Section 4.20, in each case determined on a pro forma basis, including after giving effect to the issuance of such Additional Notes;

(16) Liens Incurred in the ordinary course of business of the Issuers or any Subsidiary of the Issuers with respect to obligations in an aggregate principal amount that does not exceed $10,000,000 at any one time outstanding and that (A) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuers or such Subsidiary;

(17) Liens on property and the proceeds thereof (other than property and any proceeds thereof included at such time as Collateral) securing Indebtedness Incurred pursuant to clause (xi) or clause (xiii) of Section 4.04(b);

(18) Liens on spread accounts, credit enhancement assets (including Demand Notes) and other Credit Enhancement Agreements, residual interests in Securitization Trusts, residual interests in Permitted Warehouse Facilities and Permitted Term Receivables Facilities (other than such interests included at such time as Collateral) and Liens on interests in Securitization Trusts, in each case Securing Permitted Recourse Obligations;

(19) Liens on Inventory and related assets securing Permitted Inventory Facilities;

(20) Liens on assets of Foreign Subsidiaries or Insurance Subsidiaries securing Indebtedness of Foreign Subsidiaries or Insurance Subsidiaries; and

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest in connection with or in respect of any referenced Indebtedness.

“Permitted Recourse Obligations” means representations, warranties, covenants, repurchase obligations and indemnities entered into by an Issuer or any Subsidiary that are reasonably customary for a seller or servicer of assets or guarantor or performance in connection with a Permitted Securitization, Permitted Inventory Facility, Permitted Term Receivables Facility, Permitted Residual Funding Facility, Permitted Credit Facility or Permitted Warehouse Facility and obligations of the Issuers and the Restricted Subsidiaries (including Securitization Trusts) under Credit Enhancement Agreements and Demand Notes.

“Permitted Refinancing Debt” means any Indebtedness of an Issuer or any of their Subsidiaries issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuers or any of their Subsidiaries; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount and premium, if any, plus accrued interest (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any fees and expenses Incurred in connection therewith);

(2) such Permitted Refinancing Debt has a final scheduled maturity date equal or later than the final scheduled maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is Incurred either by an Issuer or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or would otherwise be permitted to Incur such Indebtedness.

“Permitted Residual Funding Facility” means any Residual Funding Facility entered into after the Issue Date under which borrowings are regulated by a borrowing base (or similar collateral value based limitation) if, both immediately before entering into such Residual Funding Facility and after giving effect to the first Permitted Residual Transfer thereunder, no Default or Event of Default shall have occurred and be continuing.

“Permitted Residual Transfer” means any transaction or series of transactions pursuant to which an Issuer or any Restricted Subsidiary sells, conveys, assigns or otherwise Transfers to a Special Purpose Subsidiary, or grants a security interest in, any residual interests in Receivables (whether now existing or arising or acquired in the future) of an Issuer or any Restricted Subsidiaries and any assets related thereto (including, without limitation, all collateral securing such residual interests, proceeds of such residual interests and other assets) if, at the time such Indebtedness is Incurred, and after giving pro forma effect thereto (including any related disposition of Collateral), the Collateral Coverage Ratio is not less than 1.5 to 1.0.

“Permitted Securitization” means (a) each Securitization existing as of the closing of this offering and (b) any other Securitization entered into after the Issue Date, in each case of a Special Purpose Subsidiary, conducted in accordance with the following requirements:

(i) borrowings under such Securitization are regulated by a borrowing base (or similar collateral value based limitation);

(ii) such Securitization identifies with reasonable certainty the specific Receivables covered by such Securitization;

(iii) both before and immediately after such Incurrence, no Default has occurred and is continuing; and

(iv) at the time of such Incurrence, and after giving pro forma effect thereto (including any related disposition of Collateral), the Collateral Coverage Ratio is not less than 1.5 to 1.0.

“Permitted Tax Distributions” in respect of the Issuers (but without duplication) means, with respect to any taxable year or portion thereof in which the Issuers are Flow Through Entities, the sum of:

(i) the product of (a) the excess of (1) all items of taxable income or gain (other than capital gain) of the Issuers for such year or portion thereof over (2) all items of taxable deduction or loss (other than capital loss) of the Issuers for such year or portion thereof and (b) the Applicable Income Tax Rate, plus

(ii) the product of (a) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, of the Issuers for such year or portion thereof and (b) the Applicable Capital Gain Tax Rate, plus

(iii) the product of (a) the net short-term capital gain (for this purpose, net short-term capital gain in excess of net long-term capital loss), if any, of the Issuers for such year or portion thereof and (b) the Applicable Income Tax Rate, minus

(iv) the aggregate Tax Loss Benefit Amount for the Issuers for such year or portion thereof. For purposes of calculating the amount of the Permitted Tax Distributions the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity (but only for periods for which such Subsidiary is treated as a Flow Through Entity), which items of income, gain, deduction or, loss are allocated to or otherwise treated as items of income, gain, deduction or loss of the Issuers for Federal income tax purposes, shall be included in determining the taxable income, gain, deduction or loss (including capital gain or loss) of the Issuers.

“Permitted Term Receivables Facility” means (a) the Existing PALP Facility and (b) each other Term Receivables Facility conducted in accordance with the following requirements:

(i) borrowings under such Permitted Term Receivables Facility are regulated by a borrowing base (or similar collateral value based limitation);

(ii) at the time of the applicable transfer, such Permitted Term Receivables Facility identifies with reasonable certainty the specific Receivables covered by such Permitted Term Receivables Facility;

(iii) both before and immediately after such Incurrence no Default or Event of Default shall have occurred and be continuing; and

(iv) at the time of such Incurrence, and after giving pro forma effect thereto (including any related disposition of Collateral), the Collateral Coverage Ratio is not less than 1.5 to 1.0.

“Permitted Warehouse Facility” means (a) each Warehouse Facility existing as of the Issue Date under which borrowings are regulated by a borrowing base (or similar collateral value based limitation) and (b) any other Warehouse Facility entered into after the Issue Date under which borrowings are regulated by a borrowing base (or similar collateral value based limitation) if, both immediately before entering into such Warehouse Facility and after giving effect to the first Permitted Warehouse Transfer thereunder, no Default or Event of Default shall have occurred and be continuing.

“Permitted Warehouse Transfer” means any transaction or series of transactions pursuant to which an Issuer or any Restricted Subsidiary sells, conveys, assigns or otherwise Transfers to a Warehouse Entity, or grants a security interest in, any Receivables (whether now existing or arising or acquired in the future) of an Issuer or any of its Restricted Subsidiaries and any assets related thereto (including, without limitation, all collateral securing such Receivables, proceeds of such Receivables and other assets (including contract rights) that are customarily transferred or in respect of which security interests are customarily transferred or granted in connection with assets securitization transactions involving Receivables) if at the time of such transfer, and after giving pro forma effect thereto (including any related disposition of Collateral), the Collateral Coverage Ratio is not less than 1.5 to 1.0.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock corporation, trust, unincorporated organization or government or agency or political subdivision thereof or any other entity.

“Pledge Agreement” means the Pledge Agreement dated as of June 4, 2010 by DTAC in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Pledged SPS” means at any time the Equity Interests of each Special Purpose Subsidiary owned directly by an Issuer or Guarantor to the extent such Equity Interests are pledged as Collateral hereunder.

“Pledged Term Receivables Facility” means at any time each Term Receivables Facility under which an Issuer is the “seller” or “pledgor” of the applicable Receivables and related financial assets, and in respect of which Receivables and related financial assets such Issuer has pledged all general intangibles (as defined in the Uniform Commercial Code) and residual and other remaining rights thereunder as Collateral.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Prior Inventory Liens” means all Liens that secure the Prior Inventory Obligations.

“Prior Inventory Obligations” means all Indebtedness Incurred under the Senior Inventory Facility and any other Permitted Inventory Facility and all other obligations incurred, issued or arising under the Senior Inventory Facility or such other Permitted Inventory Facility, including letter of credit obligations.

“principal” of any Indebtedness means the principal amount of such Indebtedness, (or if such Indebtedness was issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness), together with, unless the context otherwise indicates, any premium then payable on such Indebtedness.

“Purchase Date” has the meaning specified in Section 3.08.

“Receivables” means installment sale contracts and loans evidenced by promissory notes secured by automobiles and light trucks and motor vehicle leasing contracts; provided, however, that for purposes of determining the amount of Receivables at any time, such amount shall be the principal amount of such Receivables, plus accrued interest plus capitalized costs, in each case associated with such Receivables.

“Receivables Financing Entity” means any Restricted Subsidiary that is a special purpose entity engaged in a Permitted Securitization, Permitted Term Receivables Facility, Permitted Receivables Funding Facility or Permitted Warehouse Facility.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “refinancing” shall have correlative meanings.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means (a) the Registration Rights Agreement dated June 4, 2010 among the Issuers, the Guarantors and the Initial Purchasers party thereto with respect to the Initial Notes, and (b) with respect to any Additional Notes, any registration rights agreements among the Issuers, the Guarantors and the Initial Purchasers party thereto relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Residual Funding Facility” means any funding arrangement with a financial institution or other lender or purchaser under which advances are made to an Issuer or any Restricted Subsidiary based upon residual or subordinated interests in Securitization Trusts, Warehouse Entities and/or Term Receivables Facilities.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning specified in Section 4.05.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Issuers that is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (a) a certificate substantially in the form of Exhibit F hereto or (b) a written certification addressed to the Issuers and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Sale and Leaseback Transaction” means an arrangement relating to property owned by the Issuers or one of their Subsidiaries on the Issue Date or thereafter acquired by the Issuers or one of their Subsidiaries whereby the Issuers or such Subsidiary transfers such property to a Person and the Issuers or such Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission, or any successor agency thereto.

“Second-Lien Collateral” has the meaning assigned to the term “Grantor Collateral” in the Security Agreement.

“Secured Guarantor” means, initially, DriveTime Car Sales Company, LLC and from time to time thereafter, any other Guarantor pledging Second-Lien Collateral under this Indenture or the Security Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securitization” means any transaction or series of transactions pursuant to which an Issuer or any Restricted Subsidiary sells, conveys, assigns or otherwise transfers to a Securitization Trust (in the case of a transfer by an Issuer or any Restricted Subsidiary) or any other Person (in the case of a transfer by a Securitization Trust), or grants a security interest in, any Receivables (whether now existing or arising or acquired in the future) of an Issuer or any of its Restricted Subsidiaries and any assets related thereto (including, without limitation, all collateral securing such Receivables, all contracts and contract rights and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets (including contract rights) that are customarily transferred or in respect of which security interests are customarily transferred or granted in connection with asset securitization transactions involving Receivables).

“Securitization Trust” means any Person (whether or not a Subsidiary of an Issuer) established for the purpose of issuing asset-backed securities.

“Security Agreement” means the Security Agreement dated as of June 4, 2010 among the Issuers and the Secured Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Senior Inventory Facility” means the Third Amended and Restated Loan and Security Agreement, dated as of August 10, 2009, among DTAG, DriveTime Sales and Finance Company, LLC and DriveTime Car Sales Company, LLC, as borrowers, and Manheim Automotive Financial Services, Inc. and Santander Consumer USA Inc. and any other lenders from time to time named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness Incurred thereunder), as amended, refinanced or replaced from time to time under one or more agreements or facilities.

“Shelf Registration” means the Shelf Registration as defined in a Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuers and the Restricted Subsidiaries on the date of this Indenture or any business that is similar, reasonably related, incidental or ancillary thereto, including without limitation, any business that derives a majority of its revenues from purchasing, originating, brokering and marketing, pooling and selling, securitization and servicing Receivables, and entering into agreements and engaging in transactions involving motor vehicle purchasing, leasing or sales, fleet purchasing, leasing, sales, financing, and insurance.

“Special Purpose Subsidiary” means any Wholly-Owned Subsidiary of an Issuer that is established for the sole purpose of conducting one or more Permitted Credit Facilities, Permitted Securitizations, Permitted Warehouse Facilities, Permitted Residual Funding Facility or Permitted Term Receivables Facilities and otherwise established and operated in accordance with customary industry practices.

“Stated Maturity” when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

“Subordinated Indebtedness” means Indebtedness that:

(a) provides that no payment of any obligations (other than regularly scheduled payments of interest) with respect to such Indebtedness will be required to be made prior to the date that is one year and one day after the final Stated Maturity of the Notes; and

(b) is expressly subordinated in right of payment to the prior payment in full of all Indenture Obligations pursuant to the subordination requirements set forth in this Indenture.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Tax Loss Benefit Amount” means with respect to any taxable year, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of the Issuers ending subsequent to the first day of the taxable year of the Issuers that includes the Issue Date (such day, the “Loss Date”) carried forward to the applicable taxable year; provided that for such purpose the amount of any such net operating loss or net capital loss shall be used only once and in each case shall be carried forward to the next succeeding taxable year until so used. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Loss Date, which items of income, gain, deduction or loss are allocated to or otherwise treated as items of income, gain, deduction or loss of the Issuers for Federal income tax purposes, shall be included in determining the amount of net operating loss or net capital loss of the Issuers.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Total Tangible Assets” means, as of any date, the net tangible assets of the Issuers and the Restricted Subsidiaries on a combined basis at the end of the fiscal quarter immediately preceding such date.

“Term Receivables Facility” means any transaction or series of transactions (other than a Securitization) pursuant to which an Issuer or any Restricted Subsidiary sells, conveys, assigns or otherwise transfers to any Person (including a Special Purpose Subsidiary (including a trust established for such the purpose of Incurring Indebtedness) but excluding any other Affiliate) Receivables and any assets related thereto (including, without limitation, all collateral securing such Receivables, all contracts and contract rights and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets (including contract rights)) for which residual interests or other residual property rights are retained.

“Treasury Rate” means, at any redemption date, the yield to maturity as of such redemption date of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to June 15, 2014; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such redemption date to June 15, 2014, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“Unrestricted Subsidiary” means any Subsidiary of the Issuers that is designated by the Board of Directors of the Issuers as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that:

(1) at the time of and after giving effect to such designation, any Investments in such Subsidiary by the Issuers and their Restricted Subsidiaries would be permitted under this Indenture;

(2) except as permitted by Section 4.14 such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Issuers or any Restricted Subsidiary of the Issuers unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuers or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuers; and

(3) such Subsidiary is a Person with respect to which neither the Issuers nor any of their Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

“U.S. Government Obligation” means:

(1) any security which is a direct obligation of the United States of America the payment of which the full faith and credit of the United States of America is pledged or an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof; and

(2) any depository receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any U.S. Government Obligation and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depository receipt.

“Warehouse Entity” means any Person issuing notes or other securities or borrowing from lenders in connection with a Warehouse Facility, which notes and securities are backed by specified Receivables.

“Warehouse Facility” means any funding arrangement, other than a Residual Funding Facility, with a financial institution or other lender or purchaser under which advances are made to a Warehouse Entity.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person (or any combination thereof).

SECTION 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Issuers may classify such transaction as they, in their sole discretion, determine.

ARTICLE 2

THE NOTES

SECTION 2.01. Form, Dating And Denominations; Legends (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuers are subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b) (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (5), or (c) or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.

(2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5) Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the written request of the Issuers to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(6) Initial Notes resold to Accredited Investors will be in the form of an AI Global Note or, upon the written request of the Issuers to the Trustee, in the form of Certificated Notes.

(7) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(c) (1) If the Issuers determine (upon the advice of counsel and such other certifications and evidence as the Issuers may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2) after an Initial Note or any Initial Additional Note is

(x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Issuers may instruct the Trustee, in writing, to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

SECTION 2.02. Execution and Authentication; Exchange Notes; Additional Notes (a) An Officer of each Issuer shall execute the Notes for the Issuers by facsimile or manual signature in the name and on behalf of the Issuers. If an Officer of an Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, any Issuer may deliver Notes executed by the Issuers to the Trustee for authentication. The Trustee will authenticate and deliver

(i) Initial Notes for original issue in the aggregate principal amount not to exceed $200,000,000,

(ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Issuers, and

(iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

(1) Receipt by the Trustee of an Officers’ Certificate from each Issuer specifying

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes,

(C) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,

(D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(E) other information the Issuers may determine to include or the Trustee may reasonably request.

(2) In the case of Initial Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

(3) In the case of Exchange Notes, effectiveness of an Exchange Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

SECTION 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Issuers may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to such Agent. Either Issuer may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Issuers and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by such Agent and the related rights. The Issuers initially appoint the Trustee as Registrar and Paying Agent.

(b) The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee in writing of any default by the Issuers in making any such payment. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

SECTION 2.04. Replacement Notes If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuers will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuers and entitled to the benefits of this Indenture. An indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Issuers to protect the Issuers and the Trustee from any loss they may suffer if a Note is replaced. The Issuers may charge the Holder for the expenses of the Issuers and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay the Note instead of issuing a replacement Note.

SECTION 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been paid or replaced pursuant to Section 2.04 unless and until the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than an Issuer or an Affiliate of an Issuer) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because any Issuer or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by any Issuer or any Affiliate of an Issuer (if less than all Notes then outstanding) will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a responsible officer of the Trustee actually knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not an Issuer or any Affiliate of an Issuer.

SECTION 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers of the Issuers executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuers will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers designated for the purpose pursuant to Section 2.12, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Issuers will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.07. Cancellation. The Issuers at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuers have not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures. The Issuers may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

SECTION 2.08. CUSIP and CINS Numbers. The Issuers in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to

Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Issuers will promptly notify the Trustee in writing of any change in the CUSIP or CINS numbers.

SECTION 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Issuers shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuers within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuers, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuers will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuers may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Issuers may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that each Issuer has provided the Trustee with an Officers’ Certificate to that effect, and the Issuers may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) (x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and each Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

SECTION 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

SECTION 2.12. Maintenance of Office or Agency. The Issuers will maintain an office or agency where the Notes may be presented for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers hereby initially designate the Corporate Trust Office of the Trustee as such office of the Issuers. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

ARTICLE 3

REDEMPTION; OFFER TO PURCHASE

SECTION 3.01. Notices to Trustee. If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the subsection of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. Notwithstanding the provisions of Section 3.03, if the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes to be redeemed, will be set forth in an additional Officers’ Certificate of the Issuers delivered to the Trustee no later than two Business Days prior to the redemption date.

SECTION 3.02. Selection of Notes to be Redeemed. If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $2,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, unless the Issuers default in the payment of the redemption price, interest and Additional Interest, if any, shall cease to accrue on the principal amount of the Notes or portions thereof called for redemption. Except as provided in this Section 3.02, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption. Subject to the provisions of Sections 3.08, 4.12 and 4.13 hereof, at least 30 but not more than 60 days before the redemption date, the Issuers shall mail or caused to be mailed, by first class mail, a notice of redemption to each Holder of Notes whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuers defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) the CUSIP number; provided that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ written request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

SECTION 3.05. Deposit of Redemption Price One Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price, Additional Interest, if any, and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price, Additional Interest, if any, and accrued interest on all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption sent pursuant to Section 3.03 of this Indenture that relates to such Note shall state the portion of the principal amount of that Note to be redeemed. Upon the Issuers’ written request, the Trustee shall (i) cancel the original Note and (ii) authenticate for the Holder at the expense of the Issuers a new Note in principal amount equal to the unredeemed portion of the original Note in the name of the Holder thereof, or in the case of a Global Note make such notation on the schedule of exchanges to such Global Note.

SECTION 3.07. Optional Redemption. (a) Except as set forth in subsection (b), (c) and (d) of this Section 3.07, the Issuers shall not be entitled to redeem the Notes at their option.

(b) On and after June 15, 2014, the Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, if redeemed during the twelve month period beginning on June 15 of each of the years set forth below.

Year	Percentage
2014	106.313%
2015	103.156%
2016 and thereafter	100%

(c) Notwithstanding the provisions of subsection (a) of this Section 3.07, at any time prior to June 15, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price of 112.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date if:

(1) such redemption is made with the proceeds of one or more Equity Offerings;

(2) at least 65% of the aggregate principal amount of the Notes issued under this Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers or any of their Subsidiaries); and

(3) the redemption occurs within 90 days of such Equity Offering.

(d) At any time prior to June 15, 2014, the Issuers shall be entitled at their option to redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the redemption date. Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08. Offer to Purchase Upon an IPO or Application of Excess Proceeds. In the event that, pursuant to Section 4.12 or Section 4.13 hereof, the Issuers shall be required to make an Asset Sale Offer or and IPO Offer (each an “Offer to Purchase”), it shall follow the procedures specified in this Section 3.08.

The Offer to Purchase, shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.12 or Section 4.13 hereof, as applicable (the “Offer Amount”). Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Additional Interest shall be payable to Holders who tender Notes pursuant to the applicable Offer to Purchase.

Upon the commencement of an Offer to Purchase, the Issuers shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Offer to Purchase. The notice, which shall govern the terms of such Offer to Purchase shall state:

(a) that such Offer to Purchase is being made pursuant to this Section 3.08 and, as applicable, Section 4.12 or Section 4.13 hereof and the length of time the Offer to Purchase shall remain open;

(b) the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;

(d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to an Offer to Purchase may only elect to have Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, (unless such amount represents the entire principal amount of Notes held by such Holder) purchased;

(f) that Holders shall be entitled to withdraw their election if the Paying Agent or the Depositary, as applicable, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased, subject to the Applicable Procedures;

(g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased), subject to the Applicable Procedures; and

(h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, subject to the Applicable Procedures, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or, if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.08. The Paying Agent shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount received from the Issuers equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed (or caused to be transferred by book-entry) by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Offer to Purchase on the Purchase Date.

Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes. (a) The Issuers agree to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Issuers will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Issuers or any Affiliate of an Issuer is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than an Issuer or any Affiliate of an Issuer) holds on that date money designated for and sufficient to pay the installment. If an Issuer or any Affiliate of an Issuer acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Issuers agree to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Issuers will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

SECTION 4.02. Existence. Each Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of such Issuer and each of its Restricted Subsidiaries, provided that neither Issuer is required to preserve any such right, license or franchise, or the existence of any of its Restricted Subsidiaries, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.12 or Article 5.

SECTION 4.03. Payment of Taxes and Other Claims. (a) Each Issuer will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent all material taxes, assessments and governmental charges levied or imposed upon such Issuer or any Subsidiary or its income or profits or property, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

(b) Each Issuer will maintain its status as a Flow Through Entity and will not take, or fail to take, any action which would result in such Issuer no longer being classified as a Flow Through Entity except (i) pursuant to a Permitted C-Corp. Conversion or (ii) any transaction permitted under Section 5.01.

SECTION 4.04. Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and will not issue any Disqualified Stock and will not permit any of their Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuers and any Guarantor may Incur Subordinated Indebtedness (including Acquired Debt) and the Issuers may issue shares of Disqualified Stock, if (i) the Fixed Charge Coverage Ratio for the Issuers’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net cash proceeds therefrom, including the effect of acquisitions or repayments or redemptions of Indebtedness to be funded by such proceeds), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period and (ii) the Indebtedness Ratio determined as of the last day of the Issuers’ most recently ended fiscal quarter for which internal financial statements are available preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock is issued, but after giving pro forma effect thereto (including the pro forma application of the net cash proceeds therefrom, including the effect of acquisitions or repayments or redemptions of Indebtedness to be funded by such proceeds), does not exceed 3.25 to 1.0.

(b) The foregoing provisions will not apply to:

(i) the Incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes issued on the Issue Date (but not including any Additional Notes) and the related Guarantees and the Exchange Notes and the related Guarantees to be issued pursuant to the Registration Rights Agreement;

(ii) the Incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations, mortgage financings or purchase money obligations) Incurred for the purpose of financing (or refinancing) all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of the Issuers or such Restricted Subsidiary that, added to all other Indebtedness Incurred pursuant to this clause (ii) and then outstanding, will not exceed the greater of (x) $20,000,000 and (y) 1.0% of Total Tangible Assets at that time;

(iii) the Incurrence by the Issuers or any of their Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was Incurred pursuant to Section 4.04(a) or pursuant to clause (i), this clause (iii) or clause (vii) of this Section 4.04(b);

(iv) the Incurrence of intercompany Indebtedness of the Issuers, or any Restricted Subsidiary for so long as such Indebtedness is held by the Issuers or a Restricted Subsidiary; provided that (A) such Indebtedness shall be unsecured and if owing by the Issuers or any Guarantor, contractually subordinated in all respects (other than with respect to the maturity thereof) to the obligations of the Issuers under the Notes or such Guarantor under its Notes Guarantee, as the case may be, and (B) if as of any date any Person other than an Issuer or a Restricted Subsidiary owns or holds any such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not permitted under this clause (iv) by the issuer of such Indebtedness;

(v) Guarantees by the Issuers or any Restricted Subsidiary of Indebtedness of the Issuers or any Restricted Subsidiary otherwise permitted under this Indenture so long as, at the time such Guarantee is Incurred, the Person giving such Guarantee could have Incurred the Indebtedness that is being Guaranteed;

(vi) the Incurrence by the Issuers or any of their Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, managing or hedging (A) interest rates or interest rate risk with respect to Indebtedness that is permitted under this Indenture to be outstanding or (B) currency exchange risk in connection with existing financial obligations in the ordinary course of business and not for purposes of speculation;

(vii) the Incurrence of Existing Indebtedness (other than Indebtedness described in clause (i) or (iv) of this Section 4.04(b);

(viii) the Incurrence of obligations in respect of letters of credit, bank guarantees, performance, bid and surety bonds and completion guarantees provided by the Issuers or any of their Restricted Subsidiaries in the ordinary course of business;

(ix) the Incurrence by the Issuers or any of their Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

(x) Indebtedness of the Issuers or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business;

(xi) Indebtedness of (A) any Restricted Subsidiary that is a Special Purpose Subsidiary under a Permitted Securitization, a Permitted Warehouse Facility, a Permitted Term Receivables Facility, a Permitted Credit Facility or a Permitted Residual Funding Facility or (B) any Issuer or Restricted Subsidiary under a Permitted Inventory Facility or a Permitted Term Receivables Facility;

(xii) Indebtedness of an Issuer or any Restricted Subsidiary constituting Permitted Recourse Obligations with respect to Indebtedness Incurred pursuant to clause (xi) above;

(xiii) Indebtedness of an Issuer or any Restricted Subsidiary consisting of repo agreements or similar financings with asset-backed securities issued in connection with Permitted Securitizations;

(xiv) Indebtedness consisting of promissory notes or similar Indebtedness issued by the Issuers or any Restricted Subsidiary to current, future or former officers, directors and employees thereof, or to their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuers or a Restricted Subsidiary pursuant to Section 4.05(b)(4); and

(xv) the Incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness, or issuance of Disqualified Stock by the Issuers (in addition to Indebtedness or Disqualified Stock permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) that, when added to all other Indebtedness Incurred pursuant to this clause (xv) and then outstanding, will not exceed $50,000,000.

(c) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness of this Section 4.04, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Indebtedness being refinanced.

(d) The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(e) Accrual of interest and dividends, accretion of accreted value, issuance of securities paid-in-kind, amortization of original issue discount, changes to amounts outstanding in respect of Hedging Obligations solely as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder shall not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. Notwithstanding any other provision of this Section 4.04, the maximum amount of Indebtedness that an Issuer or any Restricted Subsidiary may Incur pursuant to this Section 4.04 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(f) For purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Section 4.04(b)(i) through (xv) of or under Section 4.04(a) above, the Issuers shall, in their sole discretion, divide and classify such item of Indebtedness in any manner that complies with this Section 4.04 and will only be required to include the amount and type of such Indebtedness in one of such clauses of Section 4.04(b) or pursuant to Section 4.04(a), and may re-classify any such item of Indebtedness from time to time among such clauses of Section 4.04(b) or Section 4.04(a), so long as such item meets the applicable criteria for such category. For avoidance of doubt, Indebtedness may be classified as Incurred in part pursuant to one of the clauses (i) through (xv) of Section 4.04(b), and in part under one or more other clauses of Section 4.04(b) or under Section 4.04(a).

SECTION 4.05. Restricted Payments. (a) The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend on, or make any other payment or distribution in respect of, their Equity Interests (including any dividend or distribution payable in connection with any merger or consolidation involving an Issuer or any Restricted Subsidiary) or similar payment to the direct or indirect holders thereof in their capacity as such (other than any dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock) and dividends or distributions payable to the Issuers or any Restricted Subsidiary (and, if such Restricted Subsidiary has stockholders other than the Issuers or other Restricted Subsidiaries, to its other stockholders on no more than a pro rata basis));

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuers held by any Person or any Equity Interests of any Restricted Subsidiary held by any Affiliate of the Issuers (in each case other than held by the Issuers or a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Equity Interests (other than into Equity Interests of the Issuers that are not Disqualified Stock);

(iii) make any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to the scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness that is contractually subordinated in right of payment to the Notes or any Notes Guarantee thereof (other than the purchase, repurchase or other acquisition of such Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

(iv) make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) of Section 4.05(a) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, and the Issuers shall be in compliance with Section 4.20(a) and (b) in each case determined on a pro forma basis, including after giving effect to such Restricted Payment; and

(2) the Issuers would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.04(a); provided, however, that solely for purposes of this clause (2), such Fixed Charge Coverage Ratio shall be at least 1.5 to 1.0; and

(3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Issuers and their Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) through (8) and clauses (10) and (11) of subsection (b) below), is, at the time of determination, less than or equal to the sum of:

(A) 50% of the Consolidated Net Income of the Issuers for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing April 1, 2010 to the end of the Issuers’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B) 100% of the aggregate net cash proceeds received by the Issuers from the issuance or sale of its Equity Interests (other than Disqualified Stock) subsequent to the date of this Indenture (other than an issuance or sale to a Subsidiary of an Issuer) and 100% of any cash capital contribution received by the Issuers from their shareholders subsequent to the date of this Indenture, plus

(C) the amount by which the principal amount of any Indebtedness of the Issuers or a Restricted Subsidiary is reduced upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness of the Issuers or a Restricted Subsidiary convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Issuers (less the amount of any cash, or the fair value of any other property, distributed by the Issuers or a Restricted Subsidiary upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the net cash proceeds received by the Issuers or any Restricted Subsidiary from the sale of such Indebtedness (excluding net cash proceeds from sales to a Restricted Subsidiary); provided further, that, for the avoidance of doubt, the reduction of Indebtedness of the Issuers pursuant to the contribution to the equity of the Issuers by their current shareholders of an aggregate of $100,088,000 of debt in connection with the offering of the Notes shall not be included in any calculation under this clause (C); plus

(D) the amount equal to the sum of (x) the net reduction in the Restricted Investments made by the Issuers or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale or other disposition of such Investment and proceeds representing the return of capital (excluding dividends and distributions to the extent included in Consolidated Net Income), in each case realized by the Issuers or any Restricted Subsidiary, and (y) in the event that any Unrestricted Subsidiary is re-designated as a Restricted Subsidiary, the portion (proportionate to the Issuers’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum will not exceed, in the case of any such Person, the amount of Restricted Investments previously made (and treated as a Restricted Payment) by the Issuers or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; and any revocable declaration of a dividend made in advance of a contemplated issuance or sale of any of the Equity Interests of the Issuers that is expected to permit the making of such dividend under this Indenture, but not the payment thereof unless at the time for such payment such payment is otherwise permitted under this Section 4.05;

(2) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, any Restricted Payment made in exchange for, or with the net cash proceeds from, the substantially concurrent sale of Equity Interests of the Issuers (other than any Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary of the Issuers) or a substantially concurrent cash capital contribution received by the Issuers from their shareholders; provided that the net cash proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from Section 4.05(a)(3)(B);

(3) the defeasance, redemption, repurchase, retirement or other acquisition of Indebtedness of the Issuers or any Restricted Subsidiary that is contractually subordinated in right of payment to the Notes or to any Notes Guarantee in exchange for, or with the net cash proceeds from, an Incurrence of Permitted Refinancing Debt;

(4) so long as no Default or event of Default has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement or other acquisition for value of any Equity Interests of the Issuers or any Restricted Subsidiary of the Issuers held by employees, former employees, directors, former directors, consultants or former consultants of the Issuers (or any of their Subsidiaries); provided that the aggregate amount of such repurchases and other acquisitions (excluding amounts representing cancellation of Indebtedness) shall not exceed $6,000,000 in the calendar year in which the Notes are issued and shall not exceed $2,000,000 in each calendar year thereafter (with unused amounts to be carried over to succeeding calendar years) (plus the amount of net cash and proceeds received by the Issuers and their Restricted Subsidiaries (a) in respect of “key-man” life insurance and (b) from the issuance of Equity Interests by the Issuers to members of management of the Issuers and their Subsidiaries, to the extent that those amounts did not provide the basis for any previous Restricted Payment);

(5) payments of dividends on Disqualified Stock issued pursuant to Section 4.04;

(6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options;

(7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuers; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this caption (as determined in good faith by the Board of Directors);

(8) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.04(b)(iv);

(9) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of the Issuers or any Restricted Subsidiary that is contractually subordinated in right of payment to the Notes or to any Notes Guarantee pursuant to provisions similar to those contained in Section 4.11; provided that all Notes tendered by Holders in connection with a Change of Control Offer have been repurchased, redeemed or acquired for value;

(10) Permitted Tax Distributions; or

(11) Restricted Payments in an amount which, when taken together with all Restricted Payments previously made pursuant to this clause (11) and then outstanding, does not exceed $10,000,000.

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors of the Issuer making, or whose Restricted Subsidiary is making, the Restricted Payment, set forth in an Officers’ Certificate delivered to the Trustee) on the date of the Restricted Payment of the assets proposed to be transferred by an Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(d) The Issuers may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default. Upon an Unrestricted Subsidiary becoming a Restricted Subsidiary, (A) all of its Indebtedness and Disqualified Stock or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.04, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.09 or Section 4.12; (B) Investments therein previously charged under this Section 4.05 will be credited thereunder in an amount equal to the lesser of (x) the Fair Market Value of such Investment at the time of such designation and (y) the charge previously recorded at the time of such Investment; (C) it may be required to issue a Notes Guarantee pursuant to Section 4.10; and (D) it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuers and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment” contained in Section 1.01. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to this Section 4.05 or pursuant to the definition of “Permitted Investments” contained in Section 1.01 and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.06. Liens. The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except (i) in the case of Collateral, Permitted Collateral Liens and (ii) in the case of any asset other than Collateral, Permitted Liens.

SECTION 4.07. Sale and Leaseback Transactions. (a) The Issuers will not, and will not permit any of their Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any property unless:

(1) the Issuer or such Subsidiary would be entitled to:

(A) Incur Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale and Leaseback Transaction pursuant to Section 4.04; and

(B) incur a Lien on such property securing such Attributable Indebtedness pursuant to Section 4.06;

(2) the net proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value (as set forth in an Officers’ Certificate delivered to the Trustee) of the property that is the subject of such Sale and Leaseback Transaction; and

(3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Issuer applies the Net Proceeds of such transaction in accordance with Section 4.12.

(b) The provisions of Section 4.07(a) shall not apply to transactions among the Issuers and any of the Guarantors, among the Guarantors or among Subsidiaries of the Issuers that are not Guarantors.

SECTION 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions to either Issuer or any of their Restricted Subsidiaries with respect to its Capital Stock or any other interest or participation in, or measured by, its profits;

(ii) pay any Indebtedness owed to the Issuers or any of their Restricted Subsidiaries;

(iii) make any loans or advances to the Issuers or any of their Restricted Subsidiaries; or

(iv) sell, lease or transfer any of its properties or assets to the Issuers or any of their Restricted Subsidiaries.

(b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions under or by reason of:

(1) (A) any agreements in effect on the Issue Date (including agreements governing existing Indebtedness as in effect on the Issue Date), and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing such Indebtedness as in effect on the Issue Date; and (B) provisions in agreements governing secured Indebtedness permitted by this Indenture (including without limitation any Permitted Inventory Facility, Permitted Term Receivables Facility, Permitted Securitization, Permitted Warehouse Facility, Permitted Credit Facility or Permitted Residual Funding Facility) that limit the right of the debtor thereunder to dispose of the assets securing such Indebtedness;

(2) the Indenture Documents;

(3) applicable law and any applicable rule, regulation or order;

(4) customary non-assignment provisions in leases, licenses or other agreements entered into in the ordinary course of business;

(5) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on property purchased or leased of the nature described in clause (iv) of subsection (a) above on the property so acquired;

(6) any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition thereof;

(7) any agreement or other instrument of a Person acquired by the Issuers or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(8) Liens that limit the right of Issuers or any of their Subsidiaries to dispose of the asset or assets subject to such Lien;

(9) customary provisions limiting the disposition or distribution of assets or property in partnership, joint venture, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;

(10) agreements governing Permitted Refinancing Debt, provided that such restrictions are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12) the requirements of any Indebtedness applicable to any Special Purpose Subsidiary formed or used for any Permitted Securitization, Permitted Warehouse Facility, Permitted Residual Funding Facility or Permitted Term Receivables Facility and any Permitted Recourse Obligations with respect thereto;

(13) Liens permitted under Section 4.06 that limit the right of the debtor to dispose of the assets subject to such Liens;

(14) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, licenses, sublicenses, leases, subleases and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into in the ordinary course of business; and

(15) restrictions under customary provisions in partnership agreements, limited liability company organizational or governance documents, joint venture agreements, corporate charters, stockholders’ agreements and other similar agreements and documents on the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person.

SECTION 4.09. Issuance and Sales of Equity Interests in Wholly-Owned Subsidiaries (a) The Issuers will not, and will not permit any of their Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly-Owned Subsidiary of the Issuers to any Person (other than the Issuers or a Wholly-Owned Subsidiary of the Issuers), unless:

(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly-Owned Restricted Subsidiary; and

(2) the Net Proceeds (if any) from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.12.

(b) The Issuer will not permit any Wholly-Owned Subsidiary of the Issuers to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stocks constituting directors’ qualifying shares) to any Person other than to an Issuer or a Wholly-Owned Subsidiary of an Issuer.

SECTION 4.10. Additional Subsidiary Guarantees. If an Issuer or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the Issue Date (other than a Foreign Subsidiary, Insurance Subsidiary or Special Purpose Subsidiary), then such Issuer shall cause such Subsidiary to become a Guarantor hereunder and, within 45 days after the date it was acquired or created:

(a) execute a supplemental indenture substantially in the form of Exhibit B, pursuant to which such Subsidiary shall unconditionally guarantee, on a senior unsecured basis or, if such Subsidiary is expected to Incur Indebtedness under a Permitted Inventory Facility, senior second-priority secured basis, all of the Indenture Obligations;

(b) with respect to a Subsidiary that is expected to Incur Indebtedness under a Permitted Inventory Facility, execute and deliver to the Collateral Agent such amendments or supplements to the Collateral Documents and take such other actions as are necessary in order to grant to the Collateral Agent, for the benefit of the Holders, a perfected second-priority security interest in the Second-Lien Collateral of such Subsidiary, subject to Permitted Liens, which are owned by the Issuers or a Guarantor and are required to be pledged pursuant to the Collateral Documents, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may reasonably requested by the Collateral Agent;

(c) take such further action and execute and deliver such other documents specified in the Indenture Documents or otherwise reasonably requested by the Trustee or the Collateral Agent to give effect to the foregoing; and

(d) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary and the Collateral Documents to which such Restricted Subsidiary is a party create a valid perfected Lien on the Collateral covered thereby.

SECTION 4.11. Offer to Repurchase Upon a Change of Control. (a) Upon the occurrence of a Change of Control, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all of the outstanding Notes as provided by Section 3.07, each Holder shall have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Change of Control Payment”). The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations. Within 30 days following any Change of Control, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all of the outstanding Notes as provided by Section 3.07, the Issuers shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(ii) the circumstances and relevant facts regarding such Change of Control;

(iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(iv) that any Notes not tendered shall continue to accrue interest;

(v) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Change of Control Payment Date;

(vi) that Holders shall be entitled to withdraw their election if the Paying Agent or Depositary, as applicable, receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased, subject to the Applicable Procedures;

(vii) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(viii) the instructions, as determined by the Issuers, consistent with this Section 4.11, that a Holder must follow in order to have its Notes purchased.

(b) On a date that is at least 30 but no more than 60 days from the date on which the Issuers mail notice of the Change of Control, the Issuers shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and such third party purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

SECTION 4.12. Asset Sales. (a) The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, make any Asset Sale (except with respect to an Event of Loss) unless:

(i) the Issuer (or the Restricted Subsidiary, as the case may be) making the Asset Sale receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement related to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of;

(ii) at least 75% of the consideration therefor received by such Issuer or Restricted Subsidiary is in the form of cash or Cash Equivalents; and

(iii) if any asset disposed of in connection with such Asset Sale constitutes Collateral immediately prior to such Asset Sale, at the time of such disposition and after giving pro forma effect thereto, the Issuers shall be in compliance with Section 4.20;

provided that the amount of:

(1) any liabilities (as shown on such Issuer’s or such Restricted Subsidiary’s most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Notes Guarantee) that are assumed by the transferee of any such assets;

(2) any securities, notes or other obligations received by such Issuer or any such Restricted Subsidiary from such transferee that are converted by such Issuer or Restricted Subsidiary into cash or Cash Equivalents within 90 days after the consummation of such Asset Sale (to the extent of the cash or Cash Equivalents received in that conversion); and

(3) the Fair Market Value (measured as of the date of the definitive agreement related to such Asset Sale) of (i) any assets (other than securities) received by an Issuer or any Restricted Subsidiary to be used by it in a Similar Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Similar Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by an Issuer or (iii) a combination of (i) and (ii), shall be deemed to be cash for purposes of this Section 4.12.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale by an Issuer or a Restricted Subsidiary, such Issuer or such Restricted Subsidiary may apply such Net Proceeds at its option:

(i) to reduce Indebtedness of an Issuer or a Restricted Subsidiary, other than Indebtedness owed to the Issuers or another Subsidiary;

(ii) to the acquisition of a fixed or capital asset or the making of another capital expenditure or the acquisition of a controlling interest in another business or other assets, in each case, that are used or useful in a Similar Business or that replace the assets that are the subject of such Asset Sale; or

(iii) to acquire Inventory, Receivables or long-term assets that, in each case are used, or useful in a Similar Business, including repurchases of some or all remaining outstanding receivables of any Securitization Trust or repurchases of some or all remaining outstanding Receivables of any Term Receivables Facility generally; or

(iv) to make an Asset Sale Offer in accordance with the procedures set forth in this Section 4.12 and elsewhere in this Indenture.

(c) Pending the final application of any such Net Proceeds, the Issuers or a Restricted Subsidiary may invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(d) Any Net Proceeds from Asset Sales that are not applied or invested (by election or as a result of the passage of time) as provided in Section 4.12(b) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10,000,000, within 30 days thereof, the Issuers shall be required to make an offer (an “Asset Sale Offer”) to all Holders to purchase, prepay or redeem the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations. The offer price for such Asset Sale Offer shall be an amount in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, repayment or redemption in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers and their Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of the Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis based upon principal balance of Notes surrendered, subject to the Applicable Procedures. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.13. Offer to Repurchase Upon an Initial Public Offering. Within 30 days of the consummation of an Equity Offering that is the initial public offering (an “IPO”) of common stock of one or both of the Issuers (or any direct or indirect parent entity of one or both Issuers), the Issuers will be required to make an offer (an “IPO Offer”) to all Holders to purchase, prepay or redeem the maximum principal amount of Notes that may be purchased out of the IPO Proceeds Amount. The offer price for such an IPO Offer shall be an amount in cash equal to 112.625% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, prepayment or redemption in accordance with the procedures set forth in Section 3.08. If the aggregate principal amount of Notes surrendered by the Holders in an IPO Offer exceeds the IPO Proceeds Amount, the Trustee shall select the Notes to be purchased on a pro rata basis based upon principal balance. Upon consummation of an IPO, the Issuers may not redeem outstanding notes pursuant to Section 3.07(c) prior to the completion of the IPO Offer, but thereafter the Issuers may redeem notes in accordance with Section 3.07(c), provided that at least 65% of the aggregate principal amount of the Notes remain outstanding after giving effect to such redemption and to the IPO Offer. Any such redemption shall be on a pro rata basis based on the Notes outstanding after giving effect to the IPO Offer.

SECTION 4.14. Transactions with Affiliates.

(a) The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, exchange, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of such Issuer (each of the foregoing, an “Affiliate Transaction”), unless

(i) such Affiliate Transaction is on terms that are no less favorable to the relevant Issuer or Restricted Subsidiary than those that would have been obtained in a comparable transaction at the time in an arm’s-length transaction with a person who was not an Affiliate, and

(ii) the Issuers deliver to the Trustee:

(A) if such Affiliate Transaction involves an amount in excess of $5,000,000, a resolution of the Board of Directors of such Issuer set forth in an Officers’ Certificate certifying that the terms of the Affiliate Transaction comply with this covenant and that a majority of the directors of such Issuer disinterested with respect to such Affiliate Transaction has approved the relevant Affiliate Transaction; and

(B) if such Affiliate Transaction or series of related Affiliate Transactions involves an amount in excess of $10,000,000, an appraisal as to the value of the assets transferred or an opinion as to the fairness of such Affiliate Transaction to an Issuer or such Restricted Subsidiary from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing or is no more restrictive to such Issuer and its Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a person who was not an Affiliate.

(b) The foregoing provisions do not apply to the following:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement, compensation plan or similar agreement or arrangement entered into by an Issuer or any of its Restricted Subsidiaries in the ordinary course of business of such Issuer or Restricted Subsidiary and payments pursuant thereto;

(2) transactions exclusively between or among an Issuer and/or its Restricted Subsidiaries and Restricted Subsidiaries and/or other Restricted Subsidiaries;

(3) the performance of any agreement as in effect on the Issue Date (including pursuant to any modification, amendment, or restatement thereto, provided that any such modification, amendment or restatement is subject to the clauses (1) and (2) of this Section 4.14(b) except in the case of any such modification, amendment or restatement that, taken as a whole, is not more disadvantageous to the Holders in any material respect than such agreement as it was in effect on the Issue Date);

(4) payment of reasonable and customary fees, reimbursements of expenses (pursuant to indemnity arrangements or otherwise) or other compensation (in cash or otherwise) to directors of the Issuers or any of their Restricted Subsidiaries;

(5) the issuance or sale of any Equity Interests (other than Disqualified Stock) of the Issuers;

(6) any transaction between a Special Purpose Subsidiary and any Person that is an Affiliate of such Special Purpose Subsidiary solely because such Special Purpose Subsidiary directly or indirectly owns Equity Interests in, or controls, such Affiliate; and

(7) Restricted Payments that are permitted by Section 4.05 and Permitted Investments of the type described in clause (8) of the definition thereof contained in Section 1.01.

SECTION 4.15. Business Activities. The Issuers will not, and will not permit any of their Restricted Subsidiaries to, engage in any business other than Similar Businesses, except to such extent as would not be material to the Issuers and their Restricted Subsidiaries taken as a whole.

SECTION 4.16. Designation of Restricted and Unrestricted Subsidiaries. The Issuers may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation complies with Section 4.05 and the Restricted Subsidiary to be so designated otherwise meets the definition of an Unrestricted Subsidiary. Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of an Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.04 hereof, the Issuers will be in default of such covenant.

The Issuers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness or issuance of Preferred Stock or Disqualified Stock by a Restricted Subsidiary of an Issuer of any outstanding Indebtedness, Preferred Stock or Disqualified Stock of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness, Preferred Stock or Disqualified Stock is permitted under Section 4.04 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the Reference Period; and (2) no Default or Event of Default would be in existence following such designation.

SECTION 4.17. Further Assurances. (a) The Issuers and the Guarantors shall, upon the request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

(b) Neither the Issuers nor any of their Restricted Subsidiaries shall take or knowingly omit to take any action that would materially impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders of the Notes, with respect to any material portion of the Collateral. The Issuers shall, and shall cause each Secured Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as the Collateral Agent shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements and (ii) file any such notice filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect (and maintain the perfection and priority) the Liens created by the Collateral Documents, subject to Permitted Liens, at such times and at such places as the Collateral Agent may reasonably request, in each case subject to the terms of the Collateral Documents.

SECTION 4.18. Financial Reports. (a) Whether or not either Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuers will file with the SEC (subject to paragraph (b) of this Section 4.18) and provide the Trustee and the Holders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports.

(b) If, at any time, either Issuer is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will provide the Trustee and Holders with such reports within the time periods specified in such Exchange Act sections for a registrant that is not an accelerated filer or a large accelerated filer; provided, however, that:

(i) no certifications or attestations concerning the financial statements or disclosure controls and procedures or internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 will be required (provided, further, however, that nothing contained in the terms herein shall otherwise require the Issuers to comply with the terms of the Sarbanes-Oxley Act of 2002 at any time when it would not otherwise be subject to such statute);

(ii) the financial statements required of acquired businesses will be limited to the financial statements (in whatever form) that the Issuers receive in connection with the applicable acquisition, whether or not audited;

(iii) no financial statements of unconsolidated entities will be required;

(iv) no financial schedules specified in Regulation S-X under the Securities Act will be required;

(v) the Issuers may limit the information disclosed in such reports in respect of Item 402 of Regulation S-K under the Securities Act to the information identified in Item 402 that was included other than through incorporation by reference in the Issuers’ Confidential Offering Memorandum dated May 27, 2010 (which disclosure regarding such types of information shall be presented in a manner consistent in all material respects with the disclosure so contained in such offering memorandum);

(vi) compliance with the requirements of Item 10(e) of Regulation S-K and Regulation G under the Securities Act will not be required (but the Issuers will provide a reconciliation to any non-GAAP financial measures as defined in Regulation G under the Securities Act);

(vii) information specified in Rules 3-10 and 3-16 of Regulation S-X under the Securities Act with respect to Subsidiaries and Affiliates will not be required; and

(viii) no exhibits pursuant to Item 601 of Regulation S-K under the Securities Act (other than in respect of instruments defining the rights of security holders to the extent such instruments would be required to be filed by paragraph (b)(4) of such Item 601 and material contracts to the extent such contracts would be required to be filed by paragraph (b)(10) of such Item 601) will be required; provided, however, that contracts required to be filed only by either or both of paragraph (b)(10)(ii)(A) and paragraph (b)(10)(iii) of such Item 601 will not be required.

(c) For so long as any Notes remain outstanding, if at any time the Issuers are not required to file with the SEC the reports referred to in the preceding paragraph, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) For so long as the Issuers file the foregoing reports and other information with the SEC, the Issuers will be deemed to have provided to the Trustee and Holders all of the foregoing reports and other information if the Issuers have filed or furnished such reports and other information with the SEC via the EDGAR filing system or any successor electronic filing system and such reports are publicly available. For the administrative convenience of the Trustee, the Issuers will send an electronic copy of each such filing to the Trustee at such e-mail address as the Trustee may specify from time to time in accordance with the notice provisions of this Indenture; provided, however, that failure to send any such electronic copies will not constitute a Default or Event of Default, and provided further that the Trustee shall have no obligation whatsoever to determine whether or not the Issuers have made such filings.

SECTION 4.19. Reports to Trustee. (a) Each Issuer will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of such Issuer stating that the officer has conducted or supervised a review of the activities of the Issuers and their Restricted Subsidiaries and their performance under this Indenture and that, based upon such review, such Issuer has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b) The Issuers will deliver to the Trustee, as soon as possible and in any event within 30 days after either Issuer becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Issuers proposes to take with respect thereto.

(c) Each Issuer will notify the Trustee in writing when any Notes are listed on any national securities exchange and of any delisting.

SECTION 4.20. Maintenance of Certain Ratios. The Issuers will maintain:

(a) at all times, a Collateral Coverage Ratio equal to or greater than 1.5 to 1.0; and

(b) as of the last day of each fiscal quarter, Net Worth of at least $325,000,000.

The Issuers shall (x) provide to the Trustee, within (A) 45 days after and as of the end of each fiscal quarter (excluding the last quarter of each fiscal year) and (B) within 90 days after and as of the end of each fiscal year, an Officers’ Certificate attesting to compliance with the covenants contained in paragraphs (a) and (b) above at the end of or during such fiscal quarter or fiscal year, as applicable, and (y) either make such certificate publicly available on a website of the Issuers or publicly file such certificate with the SEC via the EDGAR filing system or any successor electronic filing system.

ARTICLE 5

MERGER, CONSOLIDATION OR SALE OF ASSETS

SECTION 5.01. Merger, Consolidation or Sale of Assets

(a) The Issuers. Neither Issuer will, in any transaction or series of related transactions, consolidate with or merge with or into (whether or not such Issuer survives), or sell, assign, convey, transfer, lease or otherwise dispose of (or cause or permit any Restricted Subsidiary of such Issuer to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of its property and assets whether as an entirety or substantially as an entirety, to any Person, unless:

(i) either:

(A) if the transaction or series of transactions is a consolidation of an Issuer with or a merger of an Issuer with or into any other Person, such Issuer shall be the surviving Person of such merger or consolidation; or

(B) the Person formed by any consolidation or merger with or into an Issuer (if other than an Issuer), or to which all or substantially all of the properties and assets of an Issuer and its Restricted Subsidiaries, taken as a whole, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such Person shall expressly assume by (x) a supplemental indenture executed and delivered by such Person and each Guarantor and delivered to the Trustee, substantially in the form of Exhibit B, all of the obligations of such Issuer under the Notes, this Indenture and, in each case, this Indenture, as so supplemented, shall remain in full force and effect and (y) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered by such Person and each Guarantor and delivered to the Trustee, all obligations of such Issuer under the Collateral Documents, and in connection therewith shall cause such instrument to be filed and recorded in such jurisdictions and take such other action as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Documents on the Collateral owned by or transferred to the surviving entity; and

(ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(iii) at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period (but without giving effect to the costs and expenses of such transaction), the continuing Issuer or the successor entity to an Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.05(a), provided, however, that solely for purposes of this clause (iii), such Fixed Charge Coverage Ratio shall be at least 1.50 to 1.0.

The foregoing requirements of Section 5.01(a) shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of any properties or assets by any Subsidiary to any Guarantor, or the consolidation or merger of any Subsidiary with or into any other Guarantor or an Issuer.

In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by Section 5.01(a), such Issuer shall deliver, or cause to be delivered, to the Trustee an Officers’ Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture and an Opinion of Counsel to the same effect. Each such Officers’ Certificate shall set forth the manner of determination of such Issuer’s compliance with Section 5.01(a)(iii).

(b) The Guarantors. Subject to the limitations in this Indenture governing the release of a Guarantor upon the sale or disposition of a Restricted Subsidiary that is a Guarantor, each Guarantor shall not, in any transaction or series of related transactions, merge or consolidate with or into (whether or not such Guarantor survives), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any Person, unless either:

(i) either:

(A) if the transaction or series of transactions is a consolidation of such Guarantor with or a merger of such Guarantor with or into any other Person, such Guarantor shall be the surviving Person of such consolidation or merger; or

(B) the Person formed by any consolidation or merger with or into such Guarantor, or to which all or substantially all of the properties and assets of such Guarantor and its Subsidiaries, taken as a whole, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of such Guarantor’s original jurisdiction of organization and shall expressly assume by (x) a supplemental indenture executed and delivered to the Trustee, substantially in the form of Exhibit B, all of the obligations of such Guarantor under its Notes Guarantee and this Indenture and, in each case, this Indenture, as so supplemented, shall remain in full force and effect and (y) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the

Collateral Agent), executed and delivered to the Trustee, all obligations of such Guarantor under the Collateral Documents (if any), and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Documents on the Collateral owned by or transferred to the surviving entity; or

(ii) the transaction is made in compliance with Section 4.12.

The requirements of Section 5.01(b) shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of any properties or assets by any Subsidiary to any Guarantor, or the consolidation or merger of any Subsidiary with or into any other Guarantor or the Issuers, or the dissolution of any Subsidiaries (whether or not Guarantors) in the ordinary course of business which have no material assets as of the date of such dissolution if the Issuers determine that such dissolution has no material adverse effect on the interests of the Holders.

In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by Section 5.01(a)(i) or Section 5.01(b)(i), such Guarantor shall deliver, or cause to be delivered, to the Trustee an Officers’ Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture and an Opinion of Counsel to the same effect.

SECTION 5.02. Successor Entity Substituted. Upon any consolidation, combination or merger of an Issuer or any Guarantor, or any transfer of all or substantially all of the assets of such Issuer or such Guarantor in accordance with Section 5.01, in which such Issuer or such Guarantor is not the continuing obligor under the Notes or its Notes Guarantee, the surviving entity formed by such consolidation or into which such Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor under the Indenture Documents with the same effect as if such surviving entity had been named herein and therein as such Issuer or such Guarantor and, except in the case of a lease, such Issuer or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of, interest and Additional Interest, if any, on the Notes or in respect of its Notes Guarantee, as the case may be, and all of such Issuer’s or such Guarantor’s other obligations and covenants under the Indenture Documents, if applicable.

ARTICLE 6

DEFAULT AND REMEDIES

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(a) either Issuer defaults in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes and such default continues for a period of 30 days;

(b) either Issuer defaults in the payment when due of principal, or premium, if any, of any Note when due at maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise;

(c) either Issuer or any of its Restricted Subsidiaries fails to comply with Section 4.11, 4.12, 4.13 or 5.01 hereof;

(d) the Issuers fail to comply with Section 4.20 hereof and such failure continues for 60 days after an Issuer first becomes aware of such default;

(e) either Issuer or any of its Subsidiaries fail to observe or perform any other covenant or agreement of such Issuer or any of its Subsidiaries under the Indenture Documents and the Default continues for a period of 60 days after written notice to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes voting as a single class;

(f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Issuer or any of its Restricted Subsidiaries (other than a Special Purpose Subsidiary), or payment of which is Guaranteed by an Issuer or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture (solely if a claim for payment is actually demanded or asserted under such Guarantee), which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $10,000,000 (or its foreign currency equivalent);

(g) either Issuer or any of its Restricted Subsidiaries fails to pay final judgments which are non-appealable aggregating in excess of $10,000,000 (or its foreign currency equivalent), which judgments are not paid, discharged or stayed for a period of 60 days following such judgment becoming final, and in the event such judgment is covered by insurance, any enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(h) (i) any security interest created by any Collateral Document ceases to be in full force and effect (except as permitted by the terms of this Indenture, the Collateral Documents or the Intercreditor Agreement) or

(ii) the breach or repudiation by an Issuer or any of its Restricted Subsidiaries of any of its obligations under any Collateral Document; provided that, in the case of clauses (i) and (ii), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral having a Fair Market Value in excess of $5,000,000 not being subject to a valid, perfected security interest;

(i) except as otherwise permitted under the provisions of this Indenture, any Notes Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Notes Guarantee;

(j) an Issuer or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) generally is not paying its debts as they become due; or

(k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against an Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of an Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of an Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(iii) orders the liquidation of an Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

In the event of any Event of Default specified under Section 6.01(e), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuers deliver an Officers’ Certificate to the Trustee stating that:

(1) (a) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged; or

(b) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default;

(2) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

SECTION 6.02. Acceleration. If any Event of Default (other than an Event of Default specified in subsection (j) or (k) of Section 6.01 hereof with respect to any Issuer or any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in subsection (j) or (k) of Section 6.01 hereof occurs with respect to any Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders may not enforce this Indenture except as provided herein. Subject to certain limitations, holders of a least a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Additional Interest, if any) if it determines that withholding notice is in their interest.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration).

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes, the Notes Guarantees or this Indenture or the Indenture Documents or Collateral Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

SECTION 6.04. Waiver of Past Defaults. Except as otherwise provided herein, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium, if any, interest or Additional Interest, if any, on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06. Limitation on Suits. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any uses are unduly prejudicial to such Holders) or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. The Trustee shall mail to all Holders any notice it receives from Holders under this Section 6.06.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest or Additional Interest, if any, on any Note, on or after the respective due dates expressed in any such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, interest or Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to any Issuer or any of the Guarantors (or any other obligor upon the Notes) or their respective creditors or property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Article 7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Article 7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 6.10. Priorities. Any money collected by the Trustee pursuant to this Article Six, or any money or other property distributable in respect of the Issuers’ or the Guarantors’ obligations under this Indenture after an Event of Default, shall be applied in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Issuers or to such party as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, any Issuers, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of any Issuers, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

SECTION 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

SECTION 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.15. Waiver of Stay, Extension or Usury Laws. Each Issuer and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers or the Guarantors from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. Each Issuer and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEE

SECTION 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

SECTION 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 12.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.06 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(6) The Trustee may consult with counsel of its selection, and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(8) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(10) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(11) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

SECTION 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes or the Collateral, (ii) is not accountable for the Issuers’ use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

SECTION 7.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2011, if required by Trust Indenture Act Section 313(a), the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 and file such reports with each stock exchange upon which its Notes are listed and with the SEC as required by Trust Indenture Act Section 313(d).

SECTION 7.07. Compensation and Indemnity. (a) The Issuers will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Issuers will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Issuers will jointly and severally indemnify the Trustee for, and hold it harmless against, any and all loss, liability, damage, claim or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim (whether asserted by the Issuers, a Guarantor, a Holder or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

(c) To secure the Issuers’ payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

(d) The provisions of this Section 7.07 shall survive the termination of this Indenture.

(e) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(j) or Section 6.01(k), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

SECTION 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Issuers.

(2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4) The Issuers may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Issuers. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of a majority in principal amount of the outstanding Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuers, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Issuers will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuers will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

SECTION 7.10. Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

SECTION 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DEFEASANCE AND DISCHARGE

SECTION 8.01. Discharge of Issuers’ Obligations. (a) Subject to paragraph (b), the Issuers’ obligations under the Notes and this Indenture, and each Guarantor’s obligations under its Note Guarantee, will terminate if:

(1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Issuers pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Issuers have paid all sums payable by it hereunder; or

(2) (A) the Notes mature within sixty days, or all of them are to be called for redemption within sixty days under arrangements satisfactory to the Trustee for giving the notice of redemption,

(B) the Issuers irrevocably deposit in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

(C) no Default has occurred and is continuing on the date of the deposit,

(D) the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which either Issuer or any of their Subsidiaries is a party or by which it is bound, and

(E) Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) After satisfying the conditions in clause (1), only the Issuers’ obligations under Section 7.07 will survive. After satisfying the conditions in clause (2), only the Issuers’ obligations in Article 2 and Sections 4.01, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon written request will acknowledge in writing the discharge of the Issuers’ obligations under the Notes and this Indenture other than the surviving obligations.

SECTION 8.02. Legal Defeasance. After the 91st day following the deposit referred to in clause (1), the Issuers will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture, other than its obligations in Article 2 and Sections 4.01, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guarantee will terminate, provided the following conditions have been satisfied:

(1) The Issuers have irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(2) No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 91-day period following the deposit.

(3) The deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which either Issuer or any of their Subsidiaries is a party or by which it is bound.

(4) The Issuers have delivered to the Trustee

(A) either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (x), and

(B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

(5) If the Notes are listed on a national securities exchange, the Issuers have delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.

(6) The Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 91-day period, none of the Issuers’ obligations under this Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Issuers’ obligations under the Notes and this Indenture except for the surviving obligations specified above.

SECTION 8.03. Covenant Defeasance. After the 91st day following the deposit referred to in clause (1), the Issuers’ obligations set forth in Sections 4.04 through 4.17, inclusive and Section 5.01(a)(iii), and each Guarantor’s obligations under its Note Guarantee, will terminate, and clauses (c), (d), (e), (f), (g) and (i) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

(1) The Issuers have complied with clauses (1), (2), (3), (4)(B), (5) and (6) of Section 8.02; and

(2) the Issuers have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Issuers’ obligations under this Indenture will be discharged.

SECTION 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

SECTION 8.05. Repayment to Issuers. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Issuers upon written request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Issuers upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee shall at the expense of the Issuers publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Issuers. After payment to the Issuers, Holders entitled to such money must look solely to the Issuers for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

SECTION 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Issuers make any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Amendments Without Consent of Holders. The Issuers and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder

(a) cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error;

(b) provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(c) provide for the assumption of the Issuers’ or any Guarantor’s obligations to Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all of the Issuers’ assets pursuant to Article 5 hereof;

(d) add Guarantees with respect to the Notes or, if applicable, to secure the Notes; provided, that any supplemental indenture providing for an additional Notes Guarantee pursuant to Section 4.10 need only be executed and delivered by the new Guarantor party thereto;

(e) add to the covenants of the Issuers or any Guarantor for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Issuers or any Guarantor;

(f) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any Holder of the Notes;

(g) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(h) (i) enter into additional or supplemental Collateral Documents or (ii) release Collateral in accordance with the terms of this Indenture and the Collateral Documents;

(i) evidence and provide for the acceptance and appointment under this Indenture of a successor trustee pursuant to the requirements thereof;

(j) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(k) conform the text of this Indenture, the Notes or any Guarantee to any provision of the “Description of the Notes” contained in the Issuers’ Confidential Offering Memorandum dated May 27, 2010 to the extent such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or such Guarantee.

After an amendment under this Indenture becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of the amendment.

Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. Amendments With Consent of Holders. Except as provided below in this Section 9.02, the Indenture Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default, Event of Default or compliance with any provision of the Indenture Documents may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of, premium, if any, or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (except as provided in Sections 4.11, 4.12 and 4.13 of this Indenture);

(c) reduce the rate of or change the time for payment of interest, including default interest, or Additional Interest, if any, on any Note;

(d) waive a Default in the payment of principal of, premium, if any, interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal, premium, if any, interest or Additional Interest, if any, on the Notes;

(g) release any Guarantor from any of its obligations under its Notes Guarantee or this Indenture, except in accordance with the terms of this Indenture; and

(h) make any change to Section 10.01 or Section 10.02 hereof.

No amendment, supplement or waiver of any Indenture Document, shall, without the consent of Holders of 66- 2/3% of the aggregate principal amount of the outstanding Notes, release all or substantially all of the Collateral or all or substantially all of the Guarantors.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

SECTION 9.04. Trustee’s Rights and Obligations. The Trustee shall receive, and will be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not materially adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

SECTION 9.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 9.06. Payments for Consents. Neither Issuer nor any of their Restricted Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

COLLATERAL AND SECURITY

SECTION 10.01. Security.

(a) In order to secure the Obligations of the Issuers under this Indenture and the Notes, the Issuers will execute and deliver to the Trustee on or prior to the Issue Date each Collateral Document to which it is or is to be a party that is intended to be effective upon the Issue Date and create the Liens intended to be created thereunder, with the priority set forth therein and in the Intercreditor Agreement, on the Collateral. In order to secure the Obligations of each Secured Guarantor under its Note Guarantee, this Indenture and the Notes, each Secured Guarantor will execute and deliver to the Trustee on or prior to the Issue Date each Collateral Document to which it is or is to be a party and create the Liens intended to be created thereunder, with the priority set forth therein and in the Intercreditor Agreement, on the Second-Lien Collateral.

(b) As soon as practicable after (and in any event within 10 Business Days) (i) any Restricted Subsidiary becomes a Secured Guarantor in accordance with this Indenture or (ii) the Issuer or any Secured Guarantor acquires any property included in the definition of Collateral that is not automatically subject to a perfected security interest under the Collateral Documents, the Issuer or Secured Guarantor shall notify the Collateral Agent thereof and, in each case at the sole cost and expense of the Issuer or Secured Guarantor, execute and deliver to the Collateral Agent such security agreement supplements and other documentation (in form and scope, and covering such Collateral on such terms, in each case consistent with the Collateral Documents and other security documents in effect on the Issue Date, and take such additional actions (including any of the actions described in Section 4.17), as the Collateral Agent may deem reasonably appropriate or advisable to create and fully perfect in favor of the secured parties under the Collateral Documents a valid and enforceable security interest in such Collateral, which shall be free of any other Liens except for Permitted Liens (including Prior Inventory Liens). Any security interest provided pursuant to this Section 10.01 shall be accompanied with an Opinion of Counsel in form and substance satisfactory to the Collateral Agent. In addition, the Issuers shall deliver an Officers’ Certificate to the Collateral Agent certifying that the necessary measures have been taken to perfect the security interest in such property.

(c) The Issuer and the Secured Guarantors shall comply with all covenants and agreements contained in the Collateral Documents.

(d) Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Collateral Documents, as the same may be amended from time to time pursuant to the provisions of this Indenture and the Collateral Documents.

(e) As among the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of differences in time of issuance, sale or otherwise, as security for the Obligations under this Indenture and the Notes.

(f) To the extent applicable, the Issuers will comply with Section 314(b) of the Trust Indenture Act, relating to annual opinions as to the validity of the Liens securing the Notes, but shall not be subject to Section 314(d) of the Trust Indenture Act, relating to the delivery of certain certificates and reports in connection with the release of property and to the substitution therefor of any property to be pledged as Collateral for the Notes.

SECTION 10.02. Authorization of Actions to be Taken.

(a) Each Holder of a Note, by its acceptance thereof, is deemed to have authorized, directed and empowered the Trustee to enter into the Collateral Documents, whether as Trustee or Collateral Agent, and to receive for the benefit of the Holders of Notes any funds collected or distributed under the Collateral Documents to which the Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

If, at any time the Intercreditor Agreement ceases to be in effect (or with respect to a portion of the Second-Lien Collateral) because the Prior Inventory Obligations are no longer outstanding or no longer secured by Liens on all or a portion of the Second-Lien Collateral and, thereafter, the Issuer or any Guarantor subsequently incurs Prior Inventory Obligations under a new Permitted Inventory Facility, the Trustee and the Collateral Agent are hereby authorized, directed and empowered to enter into a new intercreditor agreement that provides the representative under such Permitted Inventory Facility substantially the same rights and powers as afforded under the Intercreditor Agreement.

(b) Subject to the provisions of Article 6 and the Intercreditor Agreement, the Trustee, in its sole discretion and without the consent of the Holders of Notes, may, or at the direction of the Holders of a majority in principal amount of the Notes then outstanding, the Trustee shall, direct on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i) during the existence of an Event of Default, foreclose upon and take possession of all Collateral pursuant to, or take any other action to enforce, the provisions of the Collateral Documents;

(ii) enforce any of the terms of the Intercreditor Agreement and the Collateral Documents to which the Trustee or the Collateral Agent is a party; or

(iii) collect and receive payment of all obligations in respect of the Notes, the Note Guarantees and this Indenture.

Subject to the provisions of the Intercreditor Agreement and Article 6, the Trustee is authorized and empowered to institute and maintain such suits and proceedings as it may deem expedient to protect or enforce the Liens on the Collateral or the other rights under the Collateral Documents to which the Trustee or the Collateral Agent is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of such the Collateral Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens or other rights under such Collateral Documents or hereunder or be prejudicial to the interests of Holders or the Trustee.

SECTION 10.03. Determinations Relating to Collateral. In the event (i) the Trustee shall receive any written request from an Issuer, a Guarantor or the Collateral Agent under any Collateral Document for consent or approval with respect to any matter or thing relating to any Collateral or the Issuers’ or such Guarantor’s obligations with respect thereto, (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Collateral Document any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any nonperformance by an Issuer or a Guarantor of any covenant or any breach of any representation or warranty of such Issuer or such Guarantor set forth in any Collateral Document, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Collateral Agent to respond, to such request or render any requested performance or respond, or direct the Collateral Agent to respond, to such nonperformance or breach; provided that the Trustee’s right to direct the Collateral Agent to respond shall be subject to the terms of the Collateral Documents. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Holders of a majority in principal amount of the outstanding Notes.

SECTION 10.04. Release of Liens.

(a) The Liens on the Collateral securing the Notes will be automatically released:

(i) in respect of any Collateral owned by a Secured Guarantor whose Note Guarantee was released pursuant to Section 11.09, upon the release of such Note Guarantee of such Guarantor pursuant to Section 11.09;

(ii) upon discharge or defeasance of the Notes as set forth under Article 8 hereof;

(iii) upon payment in full of principal, interest and all other Obligations on the Notes issued hereunder;

(iv) with the consent of the requisite Holders in accordance with the provisions under Article 9, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;

(v) in connection with any disposition of Collateral to any Person other than an Issuer or any of the Restricted Subsidiaries (but excluding any transaction subject to Section 5.01 where the recipient is required to become the obligor on the Notes or a Guarantor) that is permitted hereunder (with respect to the Lien on such Collateral); and

(vi) in connection with a Permitted Securitization, a Permitted Warehouse Transfer, a Permitted Credit Facility Transfer, a Permitted Residual Transfer or the transfer of Receivables and related financial assets as security for a Permitted Term Receivables Facility.

(b) The Liens on the Second-Lien Collateral will be automatically released upon the sale or disposition of any Collateral Permitted under each Permitted Inventory Facility, including pursuant to the exercise of any rights and remedies by the lenders under any Permitted Inventory Facility or any agent on their behalf (together with any successor, the “Administrative Agent”) with respect to any Collateral securing the Prior Inventory Obligations or the commencement or prosecution of enforcement by the holders of Prior Inventory Obligations of any of the rights or remedies under the First-Priority Documents or applicable law, including without limitation the exercise of any rights of set-off or recoupment or pursuant to any “deed in lien” of foreclosure or other consensual transfer in connection with any “work out”.

(c) Upon delivery to the Trustee by the Issuers of an Officers’ Certificate requesting execution of an instrument confirming the release of the Liens pursuant to Section 10.04(a), accompanied by:

(i) an Opinion of Counsel confirming that such release is permitted by Section 10.04(a);

(ii) all instruments requested by the Issuers to effectuate or confirm such release; and

(iii) such other certificates and documents as the Trustee may reasonably request to confirm the matters set forth in Section 10.04(a),

the Trustee will, if such instruments and confirmation are reasonably satisfactory to the Trustee, promptly execute and deliver, such instruments.

(d) All instruments effectuating or confirming any release of any Liens will have the effect solely of releasing such Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

(e) The Issuers will bear and pay all reasonable costs and expenses associated with any release of Liens pursuant to Section 10.04(a), including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.

SECTION 10.05. Agreement for the Benefit of Prior Inventory Liens. The Trustee and each Holder of Notes by accepting a Note agrees, that:

(a) The Liens on the Second-Lien Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subject to and subordinate in ranking to all present and future Liens on the Second-Lien Collateral with a first priority; and the Intercreditor Agreement will be enforceable by the holders of such Prior Inventory Liens, for the benefit of the holders of Prior Inventory Obligations secured thereby, until the satisfaction pursuant to the terms thereof of all such Prior Inventory Obligations outstanding at the time of such release.

(b) Without the necessity of any consent of the Trustee or any Holder of the Notes, the holders of the Prior Inventory Obligations may change, waive, modify or vary any Security Agreement relating to Second-Lien Collateral, subject to the limitations set forth in the Intercreditor Agreement; provided that the Trustee shall be given prompt written notice of any such change, waiver, modification or variance.

(c) As among the Administrative Agent under each Prior Inventory Facility, the Trustee and the Holders of the Notes and the holders of the Prior Inventory Obligations, the holders of the Prior Inventory Obligations and the Administrative Agent under each Priority Inventory Facility will have the sole ability to control and obtain remedies with respect to all Second-Lien Collateral without the necessity of any consent or of any notice to the Trustee, or any such Holder, subject to the limitations set forth in the Intercreditor Agreement.

SECTION 10.06. Notes and Note Guarantees Not Subordinated. The provisions of Section 10.05 are intended solely to set forth the relative ranking, as Liens, of the Liens on the Second-Lien Collateral securing the Notes and the Note Guarantees as against the Liens on the Second-Lien Collateral securing the Prior Inventory Obligations. The Notes and the Note Guarantees are senior unsubordinated obligations of the Issuers and the Secured Guarantors. Neither the Notes and the Note Guarantees nor the exercise or enforcement of any right or remedy for the payment or collection thereof (other than the exercise of rights and remedies in respect of the Second-Lien Collateral, which are subject to the Intercreditor Agreement) are intended to be, or will ever be by reason of the provisions of Section 10.05, in any respect subordinated, deferred, postponed, restricted or prejudiced.

SECTION 10.07. Limitation on Duty of Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer or the Guarantors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

ARTICLE 11

GUARANTEES

SECTION 11.01. The Guarantees. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, (a) on an unsecured basis with respect to any Guarantor that is not a Secured Guarantor and (b) on a secured basis with respect to any Secured Guarantor, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Issuers under this Indenture. Upon failure by the Issuers to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

SECTION 11.02. Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuers under this Indenture or any Note, by operation of law or otherwise;

(2) any modification or amendment of or supplement to this Indenture or any Note;

(3) any change in the corporate existence, structure or ownership of either Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting an Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Note;

(4) the existence of any claim, set off or other rights which the Guarantor may have at any time against an Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5) any invalidity or unenforceability relating to or against an Issuer for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by an Issuer of the principal of or interest on any Note or any other amount payable by an Issuer under this Indenture; or

(6) any other act or omission to act or delay of any kind by an Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

SECTION 11.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuers under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by an Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of an Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

SECTION 11.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against an Issuer or any other Person.

SECTION 11.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuers under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuers with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuers hereunder or under the Notes remains unpaid.

SECTION 11.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuers under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of an Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

SECTION 11.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

SECTION 11.08. Execution and Delivery of Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.09. Release of Guarantee. The Note Guarantee of a Guarantor will terminate upon

(1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to an Issuer or a Restricted Subsidiary) otherwise permitted by this Indenture,

(2) the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary, or

(3) defeasance or discharge of the Notes, as provided in Article 8 hereof.

Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01. Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

SECTION 12.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Issuers and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Issuers nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Issuers may, but are not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

SECTION 12.03. Notices. (a) Any notice or communication to the Issuers or a Guarantor will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, (iii) when delivered if sent by reputable overnight courier or (iv) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Issuers. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Issuers or a Guarantor:

c/o DriveTime Automotive Group, Inc.
4020 East Indian School Road
Phoenix, Arizona 85018
Attention: General Counsel
Facsimile No.: (602) 852-6720

if to the Trustee:

Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Facsimile No.: (212) 515-1589

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuers, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Issuers, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers will furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

SECTION 12.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

SECTION 12.07. Governing Law; Consent to Jurisdiction and Service; Waiver of Jury Trial.

(a) This Indenture, including any Note Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

(b) Each of the Issuers and the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or any other Indenture Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Issuers and the Guarantors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture or any other Indenture Document shall affect any right that the Trustee or any Holder may otherwise have to bring any action or proceeding relating to this Indenture or any other Indenture Document against any Issuer or Guarantor or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or any other Indenture Document in any court referred to in paragraph (b) of this Section 12.07. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each of the Issuers and the Guarantors irrevocably consents to service of process in the manner provided for notices in Section 12.02. Nothing in this Agreement will affect the right of the Trustee or the Holders to serve process in any other manner permitted by law.

(e) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY OTHER INDENTURE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INDENTURE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12.07(e).

SECTION 12.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuers or any of their Subsidiaries, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

SECTION 12.09. Successors. All agreements of the Issuers or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

SECTION 12.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 12.11. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 12.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

SECTION 12.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of an Issuer or any Guarantor, as such, will have any liability for any obligations of such Issuer or Guarantor under the Notes, any Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.15. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act. IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

DT ACCEPTANCE CORPORATION, as Issuer

By:	/s/ Steven P. Johnson
Name:	Steven P. Johnson
Title:	President

DRIVETIME AUTOMOTIVE GROUP, INC., as Issuer

By:	/s/ Raymond C. Fidel
Name:	Raymond C. Fidel
Title:	Chief Executive Officer

[Signature Page to Indenture]

GUARANTORS:

DRIVETIME CAR SALES COMPANY, LLC

By:	/s/ Jon D. Ehlinger
	Name:	Jon D. Ehlinger
	Title:	Secretary

DRIVETIME SALES AND FINANCE COMPANY, LLC

By:	/s/ Jon D. Ehlinger
	Name:	Jon D. Ehlinger
	Title:	Secretary

DT CREDIT COMPANY, LLC

By:	/s/ Jon D. Ehlinger
	Name:	Jon D. Ehlinger
	Title:	Secretary

DT JET LEASING, LLC

By:	/s/ Jon D. Ehlinger
	Name:	Jon D. Ehlinger
	Title:	Secretary

[Signature Page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[FACE OF NOTE]

DRIVETIME AUTOMOTIVE GROUP, INC.

DT ACCEPTANCE CORPORATION

12.625% Senior Secured Note Due 2017

[CUSIP] [CINS]

No.	$

DT ACCEPTANCE CORPORATION, an Arizona corporation (“DTAC”), and DRIVETIME AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG” and together with DTAC, the “Issuers”, which term includes any successor under the Indenture hereinafter referred to), for value received, jointly and severally promise to pay to                                 , or its registered assigns, the principal sum of                      DOLLARS ($            ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto]1 on June 15, 2017.

[Initial]2 Interest Rate: 12.625% per annum.

Interest Payment Dates: June 15 and December 15, commencing December 15, 2010.

Regular Record Dates: June 1 and December 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Global Notes only.
[2]	For Initial Notes or Initial Additional Notes only.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated date of authentication:	DRIVETIME AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

DT ACCEPTANCE CORPORATION

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 12.625% Senior Secured Notes Due 2017 described in the Indenture referred to in this Note.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF NOTE]

DRIVETIME AUTOMOTIVE GROUP, INC.

DT ACCEPTANCE CORPORATION

12.625% Senior Secured Note Due 2017

1.	Principal and Interest.

The Issuers jointly and severally promise to pay the principal of this Note on June 15, 2017.

The Issuers jointly and severally promise to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 12.625% per annum (subject to adjustment as provided below).

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the June 1 or December 1 immediately preceding the interest payment date) on each interest payment date, commencing December 15, 2010.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated June 4, 2010, among the Issuers, the Guarantors and the Initial Purchasers named therein (the “Registration Rights Agreement”). If either the Exchange Registration Statement (as defined in the Registration Rights Agreement) or, if applicable, the Initial Shelf Registration (as defined in the Registration Rights Agreement) has not been filed on or prior to the 120th day after the Issue Date (the “Filing Date”) or within 30 days of the delivery of a Shelf Notice (as defined in the Registration Rights Agreement), respectively, the interest rate on this Note will increase by a rate of 0.25% per annum for the first 90 days immediately following the Filing Date and by an additional 0.25% per annum at the beginning of each subsequent 90-day period until the Exchange Registration Statement or Initial Shelf Registration is filed. If either the Exchange Registration Statement or, if applicable, the Initial Shelf Registration is not declared effective on or prior to the 210th day after the Issue Date (the “Effectiveness Date”) or within 90 days after filing of the Initial Shelf Registration, respectively, the interest rate on this Note will increase by a rate of 0.25% per annum for the first 90 days immediately following the Effectiveness Date and by an additional 0.25% per annum at the beginning of each subsequent 90-day period until the Exchange Registration Statement or Initial Shelf Registration is declared effective by the SEC. If the Issuers (and any Guarantor) have not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 60th Business Day after the Effectiveness Date, the interest rate on this Note will increase by a rate of 0.25% per annum commencing on the 61st Business Day after the Effectiveness Date and by an additional 0.25% per annum at the beginning of each subsequent

90-day period until Exchange Notes are exchanged for all Notes tendered. If the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated, the interest rate on this Note will increase by a rate of 0.25% per annum commencing on the 31st day following the date the Exchange Registration Statement ceases to be effective without being declared effective again and by an additional 0.25% per annum at the beginning of each subsequent 90-day period until the Exchange Registration Statement that had ceased to remain effective is declared effective again. If a Shelf Registration (if applicable) has been declared effective and such Shelf Registration ceases to be effective at any time prior to the second anniversary of its effective date (other than such time as all Notes have been disposed of thereunder or no Registrable Notes (as defined in the Registration Rights Agreement) are outstanding) and is not declared effective again within 30 days, the interest rate on this Note will increase by a rate of 0.25% per annum commencing on the 31st day following the date such Shelf Registration ceases to be effective without being declared effective again and by an additional 0.25% per annum at the beginning of each subsequent 90-day period until such Shelf Registration which had ceased to remain effective is declared effective again. If pending the announcement of a material corporate transaction, the Issuers issue a written notice pursuant to the Registration Rights Agreement that a Shelf Registration or Exchange Registration Statement is unusable and the aggregate number of days in any 365-day period for which all such notices issued or required to be issued, have been, or were required to be, in effect exceeds 120 days in the aggregate or 30 days consecutively, in the case of a Shelf Registration, or 15 days in the aggregate in the case of an Exchange Registration Statement, then the interest rate on this Note will increase by a rate of 0.25% per annum commencing on the 16th day in the aggregate the Exchange Registration Statement ceases to be usable in any 365 day period, or the 121st day in the aggregate or the 31st consecutive day that a Shelf Registration ceases to be usable and by an additional 0.25% per annum at the beginning of each subsequent 90-day period until such Shelf Registration Statement or Exchange Registration Statement is usable again. Each of the foregoing circumstances shall be given independent effect. However, the interest rate on this Note will not increase by more than 1.0% per annum notwithstanding the Issuers’ failure to meet more than one of these requirements.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note]3 (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date]4. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

[3]	For Exchange Notes only.
[4]	For Additional Notes, should be the date of their original issue.

The Issuers will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 2% in excess of 12.625%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Issuers for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuers will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Indentures; Note Guarantee.

This is one of the Notes issued under an Indenture dated as of June 4, 2010 (as amended from time to time, the “Indenture”), among the Issuers, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Collateral Agent. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are secured obligations of the Issuers. The Indenture limits the original aggregate principal amount of the Notes to $200,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed, as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an offer to purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Issuers deposit with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Issuers may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of their obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to an Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuers will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sells, assigns and transfers unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuers with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to                     , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐    (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐    (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐    (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[5]

By
To be executed by an executive officer

[5]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuers pursuant to Section 4.11, Section 4.12 or Section 4.13 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Issuers pursuant to Section 4.11, Section 4.12 or Section 4.13 of the Indenture, state the amount (in original principal amount) below:

$            .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:6

[6]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES7

The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                     ,

among

DRIVETIME AUTOMOTIVE GROUP, INC.

DT ACCEPTANCE CORPORATION,

The Guarantor(s) Party Hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

12.625%

Senior Secured Notes due

2017

[7]	For Global Notes only.

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,             , among DRIVETIME AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”) and DT ACCEPTANCE CORPORATION, an Arizona corporation (“DTAC” and together with DTAG, the “Issuers”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of June 4, 2010 (the “Indenture”), relating to the Issuers’ 12.625% Senior Secured Notes Due 2017 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuers agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guarantees in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

B-1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DRIVETIME AUTOMOTIVE GROUP, INC., as Issuer

By:
Name:
Title:

DT ACCEPTANCE CORPORATION, as Issuer

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:
Name:
Title:

B-2

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE ISSUERS, OR ANY OF THEIR SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

C-1

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

C-2

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

Regulation S Certificate

                    ,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Wells Fargo Bank – DAPS Reorg.

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Attention: Corporate Trust Services

Re:

DRIVETIME AUTOMOTIVE GROUP, INC.

DT ACCEPTANCE CORPORATION

12.625% Senior Secured

Notes Due 2017 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

as of June 4, 2010 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.       The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.       Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.       If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Issuers or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.       At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.       Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3. The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

                    ,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Wells Fargo Bank – DAPS Reorg.

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Attention: Corporate Trust Services

Re:

DRIVETIME AUTOMOTIVE GROUP, INC.

DT ACCEPTANCE CORPORATION

12.625% Senior Secured

Notes Due 2017 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

as of June 4, 2010 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                     , 20    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an

F-1

account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Issuers as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

F-2

EXHIBIT G

Accredited Investor Certificate

WELLS FARGO BANK, NATIONAL ASSOCIATION

Wells Fargo Bank – DAPS Reorg.

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Attention: Corporate Trust Services

Re:

DRIVETIME AUTOMOTIVE GROUP, INC.

DT ACCEPTANCE CORPORATION

12.625% Senior Secured

Notes Due 2017 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

as of June 4, 2010 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.	We are an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

We agree for the benefit of the Issuers, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Issuers, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) to an Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Issuers reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuers and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	WELLS FARGO BANK, NATIONAL ASSOCIATION

Wells Fargo Bank – DAPS Reorg.

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Attention: Corporate Trust Services

OR

[Name of DTC Participant]]

Re:

DRIVETIME AUTOMOTIVE GROUP, INC.

DT ACCEPTANCE CORPORATION

12.625% Senior Secured

Notes Due 2017 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

as of June 4, 2010 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $             principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	WELLS FARGO BANK, NATIONAL ASSOCIATION

Wells Fargo Bank – DAPS Reorg.

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Attention: Corporate Trust Services

Re:	DRIVETIME AUTOMOTIVE GROUP, INC.

DT ACCEPTANCE CORPORATION

12.625% Senior Secured

Notes Due 2017 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

as of June 4, 2010 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $             principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT I

Temporary Offshore Global Note Legend

THIS NOTE IS A TEMPORARY GLOBAL NOTE. BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.